PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 7, 2004)

 [GRAPHIC]
                                                [HARTFORD LIFE LOGO]

       HARTFORD LIFE INSURANCE COMPANY
       DEPOSITOR
       $2,000,000,000
       HARTFORD LIFE INCOMENOTES-SM-
       ISSUED THROUGH
       HARTFORD LIFE GLOBAL FUNDING TRUSTS

From time to time, separate and distinct trusts (each a "trust"), as described below, will issue Hartford Life IncomeNotes-SM-. The aggregate principal amount of all such notes may equal up to $2,000,000,000, less any principal amount of notes previously issued under this program, the Hartford Life secured medium-term notes program or otherwise under the accompanying prospectus.

Each trust will use the net proceeds from the offering of its notes to purchase a funding agreement sold to, and deposited into, such trust, by Hartford Life.

Each trust will be formed for the exclusive purpose of issuing and selling notes to investors, using the net proceeds from the sale of the notes to acquire a funding agreement from Hartford Life, collaterally assigning and granting a security interest in the applicable funding agreement in favor of the indenture trustee for the holders of the notes issued by the trust, and engaging in other activities necessary or incidental thereto.

The specific terms of each trust's notes will be as set forth in a separate pricing supplement.

You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.

Holders of notes issued by a trust may look only to that trust's assets, including the funding agreement held in such trust and not to any other assets or collateral held by any other trust, or Hartford Life.

INVESTING IN THE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS.
                        --------------------------------

NONE OF THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), ANY STATE SECURITIES COMMISSION OR ANY STATE INSURANCE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        --------------------------------

PURCHASING AGENT

    BEAR, STEARNS & CO. INC.

AGENTS

  A.G. EDWARDS & SONS, INC.
  CITIGROUP
  HSBC
  JPMORGAN
  MERRILL LYNCH & CO.
  MORGAN STANLEY
  SCOTT & STRINGFELLOW, INC.
  UBS FINANCIAL SERVICES, INC.
  WACHOVIA SECURITIES

The date of this prospectus supplement is September 7, 2004

"IncomeNotes-SM-" is a service mark of The Bear Stearns Companies Inc.

TABLE OF CONTENTS

                                                                      PAGE
PROSPECTUS SUPPLEMENT
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  ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS         S-3
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  SUMMARY                                                              S-4
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  DESCRIPTION OF THE NOTES                                            S-10
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  DESCRIPTION OF THE FUNDING AGREEMENTS                               S-34
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  MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS            S-35
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  PLAN OF DISTRIBUTION                                                S-38
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  REPAYMENT ELECTION FORM                                              A-1
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PROSPECTUS
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  ABOUT THIS PROSPECTUS                                                  2
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  RISK FACTORS                                                           4
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  FORWARD-LOOKING INFORMATION                                           10
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  WHERE YOU CAN FIND MORE INFORMATION                                   11
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  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                       12
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  DESCRIPTION OF THE TRUSTS                                             12
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  DESCRIPTION OF THE EXPENSE AND INDEMNITY AGREEMENTS                   15
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  USE OF PROCEEDS                                                       16
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  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND EARNINGS
   TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS              17
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  DESCRIPTION OF HARTFORD LIFE                                          18
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  DESCRIPTION OF THE NOTES                                              18
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  DESCRIPTION OF THE FUNDING AGREEMENTS                                 29
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  ERISA CONSIDERATIONS                                                  32
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  PLAN OF DISTRIBUTION                                                  35
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  LEGAL MATTERS                                                         36
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  EXPERTS                                                               36
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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
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This document is a prospectus supplement and supplements a prospectus which is part of the registration statement that Hartford Life has filed with the SEC. This prospectus supplement provides you with a general description of the notes that may be offered, through trusts, in connection with the Hartford Life IncomeNotes-SM- program, and supplements the description of the notes contained in the accompanying prospectus. These notes may be offered from time to time, through trusts, with a total initial public offering price or purchase price of up to $2,000,000,000, less any amount of notes previously issued under this program, pursuant to a separate prospectus supplement that relates to the secured medium-term notes program or otherwise under the accompanying prospectus.

The specific terms of notes being offered will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. You should read this prospectus supplement and the accompanying prospectus and the pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on page 11 of the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. None of Hartford Life, any trust or any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. None of Hartford Life, any trust or any Agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, as well as information Hartford Life previously filed with the SEC and incorporated by reference, is accurate only as of its respective date. The business, financial condition, results of operations and prospects of Hartford Life may have changed since that date.

In this prospectus supplement, references to "Hartford Life" are to Hartford Life Insurance Company, a life insurance company organized under the laws of Connecticut, and references to the "trust" are to the separate and distinct Delaware statutory trust, which actually issues the applicable notes. In this prospectus supplement, the Hartford Life IncomeNotes-SM- to be offered by the trusts are referred to generally as "notes."

In this prospectus supplement, references to "United States dollars", "U.S. dollars" or "$" are to lawful currency of the United States of America.

SUMMARY
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THIS SECTION SUMMARIZES THE SIGNIFICANT LEGAL AND FINANCIAL TERMS OF THE NOTES THAT ARE DESCRIBED IN MORE DETAIL IN "DESCRIPTION OF THE NOTES" BEGINNING ON PAGE S-10. FINAL TERMS OF ANY PARTICULAR TRUST'S NOTES ARE SET AT THE TIME OF SALE AND WILL BE CONTAINED IN A PRICING SUPPLEMENT RELATING TO THAT TRUST'S NOTES. THAT PRICING SUPPLEMENT MAY ADD TO, UPDATE, SUPPLEMENT OR CLARIFY THE TERMS CONTAINED IN THIS SUMMARY. IN ADDITION, YOU SHOULD READ THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THE ACCOMPANYING PROSPECTUS, THIS PROSPECTUS SUPPLEMENT AND THE APPLICABLE PRICING SUPPLEMENT.

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THE TRUSTS                         Each issuance of notes will be made by a separate newly
                                   formed Delaware statutory trust. The assets and liabilities of each trust are separate and distinct from the assets and liabilities of every other trust and Hartford Life.
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DEPOSITOR                          Hartford Life is the registrant as the depositor and issuer of the funding agreements under the program.
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PURPOSE OF TRUSTS; DEPOSITOR       The sole purpose of the trusts is to facilitate a program
                                   for the issuance, from time to time, of notes to the public.
                                   Each trust may only make a single issuance of notes and such notes will be issued only on the original issue date for
                                   such notes. Each trust will use the net proceeds received
                                   from issuing its notes to acquire one Hartford Life funding agreement for, and to be held in, the trust the principal
                                   amount of which may not be increased. Accordingly, each
                                   trust's notes will be secured by a separate funding
                                   agreement issued by Hartford Life to such trust. Notes
                                   issued by a trust will be the direct obligations of the
                                   trust and will not be the obligations of any other trust or
                                   Hartford Life. Each trust will hold the funding agreement
                                   purchased with the proceeds from the sale of its notes to
                                   fund its obligations under its notes. Holders of notes of a trust may only look to the funding agreement issued by
                                   Hartford Life and proceeds of such funding agreement held in the trust for payment on their notes and not to the assets held in any other trust or by Hartford Life.

                                   Hartford Life is not affiliated with any trust.

                                   [GRAPHIC]
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HARTFORD LIFE CAN ISSUE            Hartford Life is able to issue its own medium-term notes
MEDIUM-TERM NOTES AND              directly to investors and funding agreements directly to
FUNDING AGREEMENTS DIRECTLY        investors. However, by securing each trust's notes with
TO INVESTORS                       Hartford Life's funding agreements, such trust's notes are secured by an asset that would have a higher priority in
                                   insolvency than Hartford Life's unsecured medium-term notes and may be entitled to receive a higher investment rating
                                   from rating agencies than Hartford Life's unsecured
                                   medium-term notes. In addition, funding agreements are very difficult to transfer and have no active secondary market.
                                   By securing each trust's notes with Hartford Life's funding agreements, investors may be able to avail themselves of
                                   many of the benefits of Hartford Life's funding agreements while benefiting from the liquidity afforded by each trust's notes.
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ARRANGER FOR THE PROGRAM           Bear, Stearns & Co. Inc.
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PURCHASING AGENT                   Bear, Stearns & Co. Inc.
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HARTFORD LIFE                      This prospectus supplement relates to notes that trusts may
INCOMENOTES-SM- PROGRAM            issue and sell in the United States to retail and other
                                   investors under the Hartford Life IncomeNotes-SM- program.
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SECURED MEDIUM-TERM NOTES          Included in the registration statement, of which this
PROGRAM                            prospectus supplement is a part, is another prospectus
                                   supplement relating to notes that may be issued and sold to institutional investors by newly formed separate and
                                   distinct trusts under the related secured medium-term notes program. The terms of the secured medium-term notes are
                                   identical in all material respects to the terms of the notes to be sold under this program, as described in this
                                   prospectus supplement, except that the secured medium-term notes:

                                   - may be denominated in one or more foreign or composite
                                     currencies; and

                                   - will not contain a survivor's option, permitting optional repayment of notes of a trust prior to maturity, if
                                     requested, following the death of the beneficial owner of
                                     notes of that trust.

                                   - may contain a provision providing for the redemption of
                                     the notes if Hartford Life is required to pay additional
                                     amounts on the related funding agreement pursuant to the
                                     applicable pricing supplement and Hartford life exercises
                                     its right to redeem the funding agreement.
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AMOUNT                             The trusts may collectively issue up to a maximum aggregate principal amount of $2,000,000,000 of notes in connection
                                   with this prospectus supplement, less any principal amount of notes previously issued under this program, the secured medium-term notes program or otherwise under the
                                   accompanying prospectus.
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TERMS OF THE NOTES:

    STATUS                         - Each trust's notes will be the unconditional, direct,
                                     non-recourse, secured and unsubordinated obligations of
                                     such trust. Each trust's notes will be secured by the
                                     collateral relating to that trust's notes and will rank
                                     equally in right of payment with respect to each other.

                                   - Each trust's notes may be accelerated in the payment of
                                     principal and outstanding interest if an event of default
                                     under the trust's notes occurs. Upon the occurrence of an
                                     event of default, the indenture trustee (described below)
                                     on behalf of the holders of such notes may only proceed
                                     against the collateral held in the related trust or by the indenture trustee on behalf of the holders of such notes.

                                   - The notes of each trust are not, and will not be,
                                     obligations of, or guaranteed by Hartford Life or any
                                     other insurance company or any affiliate of Hartford Life.
                                     The notes will not benefit from any insurance guarantee
                                     fund coverage or any similar protection.

    PAYMENT OF PRINCIPAL AND       - Principal and interest payments, if any, on any trust's
     INTEREST                        notes will be made solely from the proceeds of a funding
                                     agreement purchased with respect to such trust's notes
                                     for, and to be held in, the trust.

                                   - Each trust's notes may be interest bearing or non-interest bearing as specified in the applicable pricing supplement.
                                     Each trust's notes may bear interest at either a fixed
                                     rate or a floating rate, or a combination of fixed and
                                     floating rates, as specified in the applicable pricing
                                     supplement.

                                   - The principal amount of each note (other than amortizing notes) will be payable on its stated maturity date,
                                     repayment date or redemption date, as specified in the
                                     applicable pricing supplement, at the corporate trust
                                     office of the indenture trustee or any other place
                                     designated.

                                   - Unless otherwise specified in the applicable pricing
                                     supplement, interest, if any, on a trust's notes will be
                                     payable on a monthly, quarterly, semi-annual or annual
                                     basis.

    INTEREST RATE                  Each fixed rate note will bear interest from its date of
                                   issue at the annual rate stated in the applicable pricing
                                   supplement until the principal is paid.

                                   Each floating rate note will bear interest from the date of issue until the principal is paid at a rate determined by
                                   reference to an interest rate or interest rate formula,
                                   which may be adjusted by a spread and/or spread multiplier
                                   (each as more fully described under "Description of the
                                   Notes"). The pricing supplement will designate one or more of the following interest rate bases along with the index
                                   maturity for that interest rate basis:

                                   - the CD Rate;

                                   - the CMT Rate;

                                   - the Commercial Paper Rate;

                                   - the Federal Funds Rate;

                                   - LIBOR;

                                   - the Prime Rate;

                                   - the Treasury Rate; or

                                   - such other interest rate basis or interest rate formula as set forth in such pricing supplement.

    REDEMPTION AND REPAYMENT       A trust will be obligated to redeem its notes if Hartford
                                   Life elects to redeem the funding agreement securing such
                                   trust's notes. Except as otherwise specified in the
                                   prospectus, this prospectus supplement or the applicable
                                   pricing supplement, the funding agreement securing a trust's notes will not be redeemable by Hartford Life and no trust's notes will be repayable at the option of the holder prior to their stated maturity date. Unless otherwise specified in
                                   the applicable pricing supplement, the notes will not be
                                   subject to any sinking fund.

    MATURITIES                     Unless otherwise specified in the applicable pricing
                                   supplement, each trust's notes will mature nine months or
                                   more from their date of original issuance on the last
                                   scheduled interest payment date, as specified in the
                                   applicable pricing supplement. Each trust's notes will
                                   mature on or prior to 30 years from their date of original issuance.

    SURVIVOR'S OPTION              A trust's notes may contain a provision (which is referred to herein as the "survivor's option") permitting optional
                                   repayment of notes of that trust prior to maturity, if
                                   requested, following the death of a beneficial owner of
                                   notes of that trust, so long as the notes were held by the beneficial owner for a period of 12 months immediately prior to the beneficial owner's death. Your notes may not be
                                   repaid in this manner unless the pricing supplement for your trust's notes provides for the survivor's option. If the
                                   pricing supplement for your trust's notes provides for the survivor's option, the funding agreement securing your
                                   trust's notes will contain a provision which will allow such trust to tender the funding agreement in whole or in part to
                                   Hartford Life. The ability of the applicable trust to tender the funding agreement related to such trust's notes that
                                   contain a survivor's option, however, will be subject to
                                   certain limitations set by Hartford Life. As a result, your right to exercise the survivor's option is subject to limits set by Hartford Life with respect to the funding agreement which may restrict the permitted dollar amount of (1) total exercises of survivor options in a year for all trusts,
                                   (2) total exercises of survivor options in a year for each trust, and (3) total exercises with respect to any single
                                   beneficial owner.

                                   Additional details on the survivor's option are described in this prospectus supplement in the section entitled
                                   "Description of the Notes -- Survivor's Option" on
                                   page S-15.
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CURRENCIES AND DENOMINATIONS       The notes of each trust will be issued in United States
                                   dollars. Unless otherwise specified in the pricing
                                   supplement relating to notes of a trust, the notes will be issued and sold in denominations of $1,000 and any integral multiple thereof.
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LISTING                            Unless otherwise specified in the applicable pricing
                                   supplement, your notes will not be listed on any securities exchange.
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FORM OF NOTES                      Each trust's notes will be issued in fully registered form and will be initially represented by one or more book-entry notes registered in the name of Cede & Co., the nominee of
                                   The Depository Trust Company, as depositary. Each book-entry note will be held by the indenture trustee as custodian for the depositary or its nominee.
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CLEARING SYSTEMS                   The Depository Trust Company and/or, in relation to any
                                   trust's notes, any other clearing system as may be specified in the applicable pricing supplement.
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COLLATERAL                         The notes of a trust will be secured by the right, title and interest of the trust in and to (1) the funding agreement
                                   held in the trust, (2) all proceeds of the funding
                                   agreement, (3) all books and records pertaining to the
                                   funding agreement, and (4) all rights of the trust
                                   pertaining to the foregoing.

                                   Each trust's notes will be secured by the collateral held in such trust. The trust will pledge and collaterally assign
                                   the related funding agreement to the indenture trustee for the benefit of the holders of the trust's notes.
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FUNDING AGREEMENTS                 Each trust will use the net proceeds received from the sale of its notes to purchase a funding agreement issued by
                                   Hartford Life, the terms of which will be set forth in the applicable pricing supplement. The funding agreement will
                                   have a deposit amount equal to the sum of the principal
                                   amount (or issue price in the case of discount notes) of the notes and the amount of the beneficial interest in the
                                   related trust. The rate at which the funding agreement bears interest will be equal to the rate of interest, if any, on the related notes. The funding agreement will otherwise have substantially similar payment terms to the trust's notes.
                                   The funding agreements are Hartford Life's unsecured
                                   obligations.

                                   Hartford Life is a Connecticut domiciled insurance company and is subject to the insurance laws of the State of
                                   Connecticut, including its liquidation, rehabilitation and other delinquency proceeding provisions. Pursuant to
                                   Section 38a-944 of the Connecticut Insurance Code (the
                                   "liquidation act"), in the event of a liquidation or
                                   rehabilitation of Hartford Life, each trust, as owner of a
                                   Hartford Life funding agreement, will be accorded a status as a Class 3 claimant, PARI PASSU with claims of
                                   policyholders, beneficiaries, insureds and other claimants having Class 3 status.
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RATINGS                            Unless otherwise indicated in the applicable pricing
                                   supplement, the notes are anticipated to have an issue
                                   credit rating of AA- from Standard & Poor's Ratings
                                   Services, a division of The McGraw-Hill Companies, Inc.
                                   ("Standard & Poor's). The program is anticipated to be rated
                                   AA- by Standard & Poor's. The program is anticipated to be rated Aa3 by Moody's Investors Service, Inc. ("Moody's"). If
                                   Moody's or Standard & Poor's changes the program rating, the new program rating will be specified in the applicable
                                   pricing supplement. The notes of a trust will be issued only in the event that, at the time of issuance of such notes, at least one nationally recognized rating agency would assign an investment grade rating to such notes and the funding
                                   agreement securing such notes.
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INDENTURE AND INDENTURE            Each trust will issue its notes to the public pursuant to an
TRUSTEE                            indenture between that trust and JPMorgan Chase Bank in its capacity as indenture trustee. The indenture is subject to the Trust Indenture Act of 1939, as amended. The indenture trustee is not affiliated with the trust or Hartford Life.
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ADMINISTRATION OF THE TRUSTS       Wilmington Trust Company, as trustee, will be each trust's sole trustee (the "trustee"). The trustee will not be
                                   obligated in any way to make payments under or in respect of the notes. The trustee is not affiliated with Hartford Life.

                                   Hartford Life has entered into separate expense and
                                   indemnity agreements with each of the indenture trustee, the administrator and the trust beneficial owner and the trustee
                                   (on behalf of itself and each trust formed in connection
                                   with an issuance of notes). Hartford Life will enter into an expense and indemnity agreement with additional service
                                   providers appointed from time to time. Under the agreements,
                                   Hartford Life will pay certain costs and expenses relating to the offering, sale, issuance and servicing of any trust's notes and certain costs, expenses and taxes incurred by a
                                   trust and will indemnify the indenture trustee, the
                                   administrator and the trust beneficial owner and the trustee and additional service providers appointed from time to time with respect to certain matters.
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ADMINISTRATOR:                     Administrative duties will be performed for each trust
                                   pursuant to an administrative services agreement between the trustee, for the benefit of each trust, and AMACAR Pacific
                                   Corp. in its capacity as administrator (in such capacity,
                                   the "administrator"). The administrator will not be
                                   obligated in any way to make any payments under or in
                                   respect of the notes. The administrator is not affiliated
                                   with any trust or Hartford Life.
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TRUST BENEFICIAL OWNER             AMACAR Pacific Corp. will be the sole beneficial owner of
                                   each trust (in such capacity, the "trust beneficial owner").
                                   The beneficial interest of each trust:

                                   - will be purchased at par by the trust beneficial owner for
                                     $15;

                                   - will not be certificated;

                                   - will entitle the trust beneficial owner to receive
                                     payments in respect thereof on the same terms as the
                                     payments to be made to the holders of notes of the related trust; and

                                   - will be subordinated to the related trust's notes.

                                   The trust beneficial owner will receive periodic
                                   distributions on its beneficial interest at the same rate
                                   and on the same day that holders of the related trust's
                                   notes receive interest payments. On the maturity date of the trust beneficial owner's beneficial interest and the related trust's notes, the trust will redeem the principal amount of the related trust's notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

                                   The trust beneficial owner is not affiliated with Hartford
                                   Life.
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GOVERNING LAW                      The notes and each indenture will be governed by, and
                                   construed in accordance with, the laws of the State of New
                                   York. The trust agreement for the applicable trust will be governed by, and construed in accordance with, the laws of the State of Delaware. The funding agreements will be
                                   governed by the laws of the State of Delaware

DESCRIPTION OF THE NOTES
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The following description of the material provisions of the notes supplements the general description of the notes provided in the accompanying prospectus. You should therefore review the accompanying prospectus carefully. You should carefully review the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms and conditions for that offering. As such, you should carefully review the information contained in the pricing supplement, including any description of the method of calculating interest on any note. The pricing supplement may also add, update, supplement or clarify information contained in this prospectus supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the applicable pricing supplement, the indenture and the notes in making your investment decision.

This section describes some technical concepts and uses some capitalized terms not defined in this prospectus supplement. You should refer to the form of indenture and the form of note certificates filed as exhibits to the registration statement to which this prospectus supplement and the accompanying prospectus relate for the full description of those concepts and complete definitions of these terms.

GENERAL

  INDENTURE

Each trust will make a single issuance of notes subject to and entitled to the benefits of the indenture between such trust and the indenture trustee. Such notes will be issued only on the original issue date of such notes. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. For a description of the terms of the indenture, see "Description of the Notes" beginning on page 18 of the accompanying prospectus.

At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $2,000,000,000. This amount is subject to reduction as a result of the previous issuance under this program, the secured medium-term notes program or otherwise under the accompanying prospectus.

  COLLATERAL

Under the indenture, the funding agreement issued to and deposited into a trust by Hartford Life in exchange for the proceeds from the offering of the trust's notes and beneficial interest will be pledged and collaterally assigned by such trust to the indenture trustee on behalf of the holders of the trust's notes. Each trust may only purchase one funding agreement from Hartford Life and the principal amount of the funding agreement may not be increased. Each trust's notes will be secured by a security interest in the "collateral," consisting of:

- the funding agreement held in the trust;

- all proceeds of the funding agreement;

- all books and records pertaining to the funding agreement; and

- all rights of the trust pertaining to the foregoing.

  RANKING

The notes will be the trust's unconditional, direct, non-recourse, secured and unsubordinated obligations and will rank equally, in right of payment among themselves. Under the federal securities laws, due to Hartford Life's role as depositor, Hartford Life is deemed the issuer of the notes of each trust.

  PRICING OPTIONS

Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. A trust may also issue discount notes, as specified in the applicable pricing supplement.

  ADDITIONAL INFORMATION IN THE PRICING SUPPLEMENT

The pricing supplement relating to the offering of a trust's notes will describe the following terms:

- the principal amount for the notes;

- whether the notes:

    (1) are fixed rate notes,

    (2) are floating rate notes, and/or

    (3) are discount notes that do not bear any interest currently or bear interest at a rate that is below market rates at the time of issuance;

- the price at which the notes will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

- the date on which the notes will be issued;

- the stated maturity date;

- if the notes are fixed rate notes, the rate per annum at which the notes will bear interest and the Interest Payment Dates;

- if the notes are floating rate notes, relevant terms such as:

    (1) the Interest Rate Basis,

    (2) the Initial Interest Rate,

    (3) the Interest Reset Period or the Interest Reset Dates,

    (4) the Interest Payment Dates,

    (5) the Index Maturity,

    (6) any Maximum Interest Rate,

    (7) any Minimum Interest Rate,

    (8) the Spread and/or Spread Multiplier, and

    (9) any other terms relating to the particular method of calculating the interest rate for the notes and whether and how the Spread and/or Spread Multiplier may be changed prior to stated maturity date;

- whether the authorized representative of the beneficial owner of a beneficial interest in the note will have the right to seek repayment upon the death of the beneficial owner as described under "-- Survivor's Option";

- whether the notes may be redeemed by the trust, or repaid at the option of the holder, prior to the stated maturity date and the terms of their redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement;

- any special United States federal income tax considerations relating to the purchase, ownership and disposition of a particular issuance of notes; and

- any other terms of the notes that are not inconsistent with the provisions of the indenture under which the notes will be issued.

  MATURITY

Unless otherwise specified in the applicable pricing supplement, each trust's notes will mature on a day nine months or more from their date of original issuance on the last scheduled interest payment date (the "stated maturity date"), as specified in the applicable pricing supplement, unless their principal (or any installment of its principal) becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of the redemption by the trust, notice of a beneficial owner's exercise of his or her option to elect repayment or otherwise (the stated maturity date or any date prior to the stated maturity date on which the particular notes becomes due and payable, as the case may be, is referred to as the "maturity date" with respect to the principal of such notes repayable on that date). Each trust's notes will mature on or prior to 30 years from their date of original issuance.

  CURRENCY

The notes of each trust will be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes will be made in United States dollars.

  FORM OF NOTES; DENOMINATIONS

Each trust will issue each note in book-entry form represented by one or more fully registered book-entry securities registered in the name of Cede & Co., the nominee of The Depository Trust Company, as depositary. Each book-entry note will be held by the indenture trustee as custodian for the depositary. Unless otherwise specified in the applicable pricing supplement, the minimum denomination of each note will be $1,000 and integral multiples of $1,000 in excess thereof.

  LISTING

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed on any securities exchange.

  PAYMENT

A trust will make payments of principal, and premium, if any, and interest and other amounts due and owing on, if any, book-entry notes, through the indenture trustee to the account of the depositary or its nominee. See "-- Book Entry Notes."

  BUSINESS DAY

As used in this prospectus supplement, "business day" means:

- any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; and

- for purposes of floating rate notes (as defined below) based on LIBOR (as defined below) the day must also be a London Banking Day, which means a day on which commercial banks are open for business (including dealings in the LIBOR currency (as defined below)) in London.

  TRANSFERS AND EXCHANGES

Book-entry notes may be transferred or exchanged only through the depositary. See "-- Book-Entry Notes." No service charge will be imposed for any such registration of transfer or exchange of notes, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

SECURITY; NON-RECOURSE OBLIGATIONS

The notes will be solely the obligations of the related trust and will not be guaranteed by any person, including but not limited to Hartford Life, any of Hartford Life's affiliates or any other trust. A trust's obligations under its notes will be secured by all of its rights and title in a funding agreement issued by Hartford Life to the trust, and other rights and assets included in the applicable collateral held in the trust.

Since Hartford Life will be the sole obligor under the funding agreement, the trust's ability to meet its obligations, and your ability to receive payments from the trust, with respect to the notes, will be principally dependent upon Hartford Life's ability to perform its obligations under the funding agreement held in the relevant trust. However, you will have no direct contractual rights against Hartford Life under any such funding agreement. Under the terms of each funding agreement, recourse rights to Hartford Life will belong to the trust, its successors and its permitted assignees, but only with respect to the relevant trust. In connection with the offering and sale of notes, the trust, will pledge, collaterally assign and grant a security interest in the funding agreement for such trust's notes to the indenture trustee on behalf of the holders of such trust's notes. Accordingly, recourse to Hartford Life under a trust's funding agreement will be enforceable only by the indenture trustee as a secured party on behalf of holders of such trust's notes, or by the holders of such notes under limited circumstances described in the accompanying prospectus under "Description of the Notes."

OPTIONAL REDEMPTION; NO SINKING FUND

If an optional redemption right is specified in the pricing supplement relating to a trust's notes, and Hartford Life has elected to redeem the related funding agreement in full or part, as applicable, the related trust will redeem the notes secured by such funding agreement, in full or in part as applicable, prior to the stated maturity date of such trust's notes. Such redemptions shall be made in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest, if any, accrued thereon to the date of redemption. The trust must give written notice to the holders of the notes to be redeemed not more than 75 nor less than 30 calendar days prior to the date of redemption. Notes that may be redeemed at a time when 20% or more of the original principal amount of such notes are outstanding will be designated in their title as "callable" in the relevant pricing supplement. "Redemption price," with respect to a trust's notes, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount thereof to be redeemed. The initial redemption percentage, if any, applicable to a trust's notes shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed. For a discussion of the redemption of discount notes, see "-- Discount Notes."

If fewer than all of the notes are to be redeemed, the indenture trustee will select the notes to be redeemed by such method as it shall deem fair and appropriate. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.

No notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.

PURCHASE OF NOTES BY HARTFORD LIFE

Hartford Life may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by Hartford Life will be immediately surrendered to the indenture trustee for cancellation. Concurrently with the surrender to the indenture trustee of any note, the funding agreement related to such note will be similarly cancelled, in whole or in part, by an amount equal to the aggregate principal amount of the purchased notes.

If applicable, such trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the notes by Hartford Life.

SURVIVOR'S OPTION

The "survivor's option" is a provision in a note pursuant to which the relevant trust agrees to repay that note, if requested by the authorized representative of the note's beneficial owner. To be eligible for this option, notes must be held by the beneficial owner for the full 12 months prior to the beneficial owner's death. The pricing supplement for any trust's notes will state whether the survivor's option applies to your note.

If the survivor's option applies, on the valid exercise of the survivor's option, the proper tender of notes for repayment and the deemed tender and acceptance of that portion of the funding agreement related to such notes, the trust will repay that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased owner's beneficial interest, plus accrued, unpaid interest to the date of repayment subject to the limitations set forth below.

If a survivor's option applies to a trust's notes, the funding agreement securing such trust's notes will contain a provision which will allow the trust to tender the funding agreement in whole or in part to Hartford Life upon a valid exercise of the survivor's option at a price equal to the principal amount of the notes so tendered plus accrued and unpaid interest thereon to the date of repayment.

To be valid, the survivor's option must be exercised by the person with authority to act on behalf of the deceased beneficial owner (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner) under the laws of the appropriate jurisdiction. A beneficial owner of a note is a person who has the right, immediately prior to such person's death, to receive the proceeds from the disposition of that note, as well as the right to receive payments on that note.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with such deceased owner's spouse, will be deemed the death of a beneficial owner of that note. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased owner's spouse will be deemed the death of a beneficial owner only with respect to such deceased person's ownership interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of a beneficial owner of that note for purposes of the survivor's option, regardless of whether that beneficial owner was the registered holder of that note, if that beneficial ownership interest can be established to the satisfaction of the indenture trustee. A beneficial ownership interest is deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interest in the applicable notes during his or her lifetime.

Hartford Life has the discretionary right to limit (i) the aggregate principal amount of all funding agreements securing outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by Hartford Life in any calendar year to an amount equal to the greater of $1,000,000 or 1% of the aggregate principal amount of all such funding agreements as of the end of the most recent calendar year or such greater amount as determined in accordance with the funding agreements and set forth in the applicable pricing supplements, (ii) the aggregate principal amount of all funding agreements securing outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by Hartford Life in any calendar year with respect to an authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the applicable pricing supplements and (iii) the aggregate principal amount of a funding agreement securing notes of a trust entitled to the benefit of a survivor's option, the tender of which may be accepted by Hartford Life as set forth in the applicable funding agreement and the applicable pricing supplement. In any such event, each relevant trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by such trust from authorized representatives of deceased beneficial owners.

In addition, the exercise of the survivor's option will not be permitted for a principal amount less than $1,000 or if such exercise will result in a note with an outstanding principal amount of less than $1,000. The indenture trustee, in its sole discretion, determines all questions regarding the eligibility or validity of any exercise of the survivor's option. Such determination is final and binding on all noteholders and other related parties.

An otherwise valid election to exercise the survivor's option may not be withdrawn. Subject to the above limitations, each election to exercise the survivor's option is accepted in the order received by the indenture trustee. Notes accepted for repayment through the exercise of the survivor's option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of acceptance. For example, if the acceptance date of a note tendered pursuant to a valid exercise of the survivor's option is September 1, 2004 and the interest on that note is paid monthly, the trust would normally, at its option repay that note on the interest payment date occurring on October 15, 2004 because the September 15, 2004 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described above is deemed tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the survivor's option is not accepted, the indenture trustee will deliver a notice by first-class mail to DTC that states the reason that the note has not been accepted for repayment.

With respect to notes represented by a global security, DTC, as depositary, or its nominee, is treated as the owner of the notes and will be the only entity that can exercise the survivor's option for such notes. To obtain repayment through exercise of the survivor's option for a note, the deceased beneficial owner's authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

- a written instruction to such broker or other entity to notify the depositary of the authorized representative's desire to obtain repayment through the exercise of the survivor's option;

- appropriate evidence satisfactory to the indenture trustee (1) that the deceased was the beneficial owner of the note at the time of death and that the interest in the note was owned by the deceased beneficial owner for the full 12 month period prior to the beneficial owner's death, (2) the date of the beneficial owner's death, and (3) that the representative has authority to act on behalf of the beneficial owner;

- if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate or letter satisfactory to the indenture trustee from the nominee attesting to the deceased's beneficial ownership of such note;

- a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

- if applicable, a properly executed assignment or endorsement;

- tax waivers and any other instruments or documents that the indenture trustee reasonably requires in order to establish the validity of the beneficial ownership of the notes and the claimant's entitlement to payment; and

- any additional information the indenture trustee requires to evidence satisfaction of any conditions to the exercise of the survivor's option or to document beneficial ownership or authority to make the election and cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the direct participant (defined herein) holding the beneficial interest on behalf of the deceased beneficial owner, together with the required evidence from the broker or other entity stating that it represents the deceased beneficial owner. Such direct participant shall deliver such items to the indenture trustee. If the indenture trustee determines that it has received the requisite documentation and information and all other conditions described in this prospectus supplement and in the applicable pricing supplement are satisfied, the indenture trustee shall make payment of the applicable amount to the direct participant through DTC.

Such direct participant will be responsible for disbursing payments received from the depositary to the representative. See "-- Book-Entry Notes".

Annex A to this prospectus supplement is the repayment election form for use by DTC participants in exercising the survivor's option. Copies of this form may be obtained from the indenture trustee at its office located at: JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, Attention:
Institutional Trust Services.

INTEREST

Each interest-bearing note will bear interest from its date of issue at the rate per annum, in the case of notes that bear interest at fixed rates, or pursuant to the interest rate formula, in the case of notes that bear interest at floating rates, in each case as specified in the applicable pricing supplement, until the principal thereof is paid or made available for payment. The trust will make interest payments in respect of its notes in an amount equal to the interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid, to but excluding the applicable interest payment date or the maturity date, as the case may be (each, an "interest period").

Interest on each trust's notes will be payable in arrears on each interest payment date, to the registered holder at the close of business on the regular interest record date (as defined below) (except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid) and on the maturity date. The first payment of interest on any trust's notes originally issued between a regular interest record date (as defined below) and the related interest payment date will be made on the interest payment date immediately following the next succeeding regular interest record date to the registered holder on the next succeeding regular interest record date. The "regular interest record date" shall be the day that is fifteen (15) calendar days proceeding the applicable interest payment date, whether or not a business day.

FIXED RATE NOTES

Each fixed rate note will bear interest at a fixed rate from and including its date of issue or from and including the most recent interest payment date as to which interest has been paid or made available for payment until the principal is paid or made available for payment. The applicable pricing supplement will specify the fixed interest rate per annum applicable to each note and the frequency with which interest is payable. Interest, including interest for any partial period, will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest, including interest to be paid at maturity, will include interest to, but excluding, the date that the interest payment is due.

Interest on notes that bear interest at fixed rates will be payable in arrears on each interest payment date to the registered holder at the close of business on the record date except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid. Unless otherwise specified in the applicable pricing supplement, the record date will be the day that is fifteen (15) calendar days preceding the applicable interest payment date, whether or not a business day. Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be as follows:

      INTEREST                      INTEREST
  PAYMENT FREQUENCY              PAYMENT DATES
---------------------   --------------------------------
Monthly                 Fifteenth day of each calendar
                        month, beginning in the first
                        calendar month following the
                        month the note was issued.

Quarterly               Fifteenth day of every third
                        calendar month, beginning in the
                        third calendar month following
                        the month the note was issued.

Semi-annual             Fifteenth day of every sixth
                        calendar month, beginning in the
                        sixth calendar month following
                        the month the note was issued.

Annual                  Fifteenth day of every twelfth
                        calendar month, beginning in the
                        twelfth calendar month following
                        the month the note was issued.

If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, the applicable trust will make the required payment of principal, premium, if any, and/or interest or other amount, if any on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.

FLOATING RATE NOTES

Interest on notes that bear interest at floating rates will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

- the CD Rate;

- the CMT Rate;

- the Commercial Paper Rate;

- the Federal Funds Rate;

- LIBOR;

- the Prime Rate;

- the Treasury Rate; or

- any other Interest Rate Basis or interest rate formula as may be specified in the applicable pricing supplement.

The applicable pricing supplement will specify certain terms of the particular notes that bear interest at floating rates, including:

- whether the note that bears interest at floating rates is:

    - a "Regular Floating Rate Note," or

    - a "Floating Rate/Fixed Rate Note",

- the Fixed Rate Commencement Date, if applicable;

- Fixed Interest Rate, if applicable;

- Interest Rate Basis or Bases;

- Initial Interest Rate, if any;

- Interest Reset Dates;

- Interest Payment Dates;

- Index Maturity;

- Maximum Interest Rate and/or Minimum Interest Rate, if any;

- Spread and/or Spread Multiplier; or

- if one or more of the applicable Interest Rate Bases is LIBOR, the LIBOR Currency and LIBOR Page.

The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

- if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date; or

- if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates. The "Spread Multiplier" is the percentage specified in the applicable pricing supplement of the related Interest Rate Basis or Bases applicable to notes that bear interest at floating rates by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Bases will be calculated.

  REGULAR FLOATING RATE NOTES

Unless notes that bear interest at floating rates are designated as Floating Rate/Fixed Rate Notes, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such notes that bear interest at floating rates will be Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

- plus or minus the applicable Spread, if any; and/or

- multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, as specified in the relevant pricing supplement, the rate at which interest on Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

  FLOATING RATE/FIXED RATE NOTES

If notes that bear interest at floating rates are designated as Floating Rate/Fixed Rate Notes, such notes that bear interest at floating rates will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

- plus or minus the applicable Spread, if any; and/or

- multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date, the rate at which interest on Floating Rate/Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

- the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified in the relevant pricing supplement; and

- the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

  INTEREST RESET DATES

The applicable pricing supplement will specify the dates on which the rate of interest on notes that bear interest at floating rates will be reset (each, an "Interest Reset Date"), and the period between Interest Reset Dates will be the "Interest Reset Period." Unless otherwise specified in the pricing supplement, the Interest Reset Dates will be, in the case of notes that bear interest at floating rates which reset:

- daily -- each business day;

- weekly -- the Wednesday of each week, with the exception of weekly reset notes that bear interest at floating rates as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

- monthly -- the fifteenth day of each month;

- quarterly -- the fifteenth day of March, June, September and December of each year;

- semi-annually -- the fifteenth day of the two months specified in the applicable pricing supplement; and

- annually -- the fifteenth day of the month specified in the applicable pricing supplement;

provided however, that, with respect to any Floating Rate/Fixed Rate Notes, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date.

If any Interest Reset Date for notes that bear interest at floating rates would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that in the case of notes that bear interest at floating rates as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day.

  INTEREST DETERMINATION DATES

The interest rate applicable to notes that bear interest at floating rates for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular "Interest Determination Date," which will be:

- with respect to the Commercial Paper Rate, Federal Funds Rate and the Prime Rate -- the business day immediately preceding the related Interest Reset Date;

- with respect to the CD Rate and the CMT Rate -- the second business day preceding the related Interest Reset Date;

- with respect to LIBOR -- the second London Banking Day preceding the related Interest Reset Date; and

- with respect to the Treasury Rate -- the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

The Interest Determination Date pertaining to notes that bear interest at floating rates, the interest rate of which is determined with reference to two or more Interest Rate Bases, will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable note that bears interest at floating rates on which each Interest Reset Basis is determinable.

  CALCULATION DATES

The Calculation Agent will be specified in the applicable pricing supplement. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of notes that bear interest at floating rates, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular notes that bear interest at floating rates. The "Calculation Date", if applicable, pertaining to any Interest Determination Date will be the earlier of:

- the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day; or

- the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

  MAXIMUM AND MINIMUM INTEREST RATES

Notes that bear interest at floating rates may also have either or both of the following if specified in the applicable pricing supplement:

- a maximum numerical limitation, or ceiling, that may accrue during any Interest Reset Period (a "Maximum Interest Rate"); and

- a minimum numerical limitation, or floor, that may accrue during any Interest Reset Period (a "Minimum Interest Rate").

In addition to any Maximum Interest Rate that may apply to notes that bear interest at floating rates, the interest rate on notes that bear interest at floating rates will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

  INTEREST PAYMENTS

Unless otherwise specified in the applicable pricing supplement, interest on each note that bears interest at floating rates will be payable on the date(s) set forth below (each, an "Interest Payment Date" with respect to such notes that bear interest at floating rates). Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates will be, in the case of notes that bear interest at floating rates which reset:

- daily, weekly or monthly -- the fifteenth day of each calendar month or on the fifteenth day of March, June, September and December of each year, as specified in the applicable pricing supplement;

- quarterly -- the fifteenth day of March, June, September and December of each year;

- semi-annually -- the fifteenth day of the two months of each year specified in the applicable pricing supplement; and

- annually -- the fifteenth day of the month of each year specified in the applicable pricing supplement.

In addition, the maturity date will also be an Interest Payment Date.

If any Interest Payment Date other than the maturity date for any notes that bear interest at floating rates would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of notes that bear interest at floating rates as to which LIBOR is an applicable Interest Rate Basis and that Business Day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding Business Day. If the maturity date of a note that bears interest at floating rates falls on a day that is not a Business Day, the trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

All percentages resulting from any calculation on notes that bear interest at floating rates will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or ..0987655). All dollar amounts used in or resulting from any calculation on notes that bear interest at floating rates will be rounded, in the case of United States dollars, to the nearest cent.

With respect to notes that bear interest at floating rates, accrued interest is calculated by multiplying the principal amount of such note that bears interest at floating rates by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of notes that bear interest at floating rates as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of notes that bear interest at floating rates as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. The interest factor for notes that bear interest at floating rates as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the Interest Rate Basis specified as applying for such purposes in the applicable pricing supplement applied.

The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

  CD RATE

"CD Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

    (1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption "CDs (secondary market)"; or

    (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

    (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

    (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

"H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

"H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http//www.federalreserve.gov/ releases/H15/update, or any successor site or publication.

  CMT RATE

"CMT Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

    (1) if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

        (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7051"), for the particular Interest Determination Date; or

        (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption "Treasury Constant Maturities"; or

        (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

        (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the Agents or their affiliates) (each, a "Reference Dealer"), selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

        (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

        (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

        (g) if fewer than five but more than two prices referred to in clause
            (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

        (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; or

    (2) if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

        (a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury Constant Maturities", as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 7052"), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

        (b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

        (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

        (d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest

            Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than 1 year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

        (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

        (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

        (g) if fewer than five but more than two prices referred to in clause
            (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

        (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

  COMMERCIAL PAPER RATE

"Commercial Paper Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

    (1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper -- Nonfinancial"; or

    (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in
        H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper -- Nonfinancial"; or

    (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization; or

    (4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.

"Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                          D x 360
Money Market Yield =  ---------------       X 100
                       360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the applicable Interest Reset Period.

  FEDERAL FUNDS RATE

"Federal Funds Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

    (1) the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) ("Moneyline Telerate Page 120"); or

    (2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

    (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on that Interest Determination Date; or

    (4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

  LIBOR

"LIBOR" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

    (1) if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or if neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

    (2) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

    (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of the Agents), in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

    (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of the Agents), in that principal financial center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index

        Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

    (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

"LIBOR Currency" means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.

"LIBOR Page" means either:

- if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

- if "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Moneyline Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) or, if no such page is specified, on the Moneyline Telerate page generally used for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

  PRIME RATE

"Prime Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

    (1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption "Bank Prime Loan"; or

    (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan"; or

    (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

    (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of the Agents) in The City of New York selected by the Calculation Agent; or

    (5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

  TREASURY RATE

"Treasury Rate" means, from the date of issue to the first Interest Reset Date, the Initial Interest Rate, if any, and thereafter:

    (1) the rate from the auction held on the Treasury Rate Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable pricing supplement under the caption "INVESTMENT RATE" on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 56") or page 57 (or any other page as may replace that page on that service) ("Moneyline Telerate Page 57"); or

    (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption 'U.S. Government Securities/Treasury Bills/Auction High'; or

    (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

    (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption 'U.S. Government Securities/Treasury Bills/Secondary Market'; or

    (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption 'U.S. Government Securities/Treasury Bills/Secondary Market'; or

    (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include the Agents or their affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or

    (7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

"Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

                              D X N
Bond Equivalent Yield =  ---------------      X 100
                          360 - (D X M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

DISCOUNT NOTES

A trust may issue notes ("Discount Notes") that have an Issue Price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof (i.e. par) by more than a percentage equal to the product of 0.25% and the number of full years to the stated maturity date. Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of Discount Notes and par is referred to as the "Discount." In the event of redemption, repayment or acceleration of maturity of Discount Notes, the amount payable to the holders of such Discount Notes will be equal to the sum of:

- the Issue Price (increased by any accruals of Discount) and, in the event of any redemption of such Discount Notes, if applicable, multiplied by the initial redemption percentage (as adjusted by the annual redemption percentage reduction, if applicable); and

- any unpaid interest accrued on such Discount Notes to the date of the redemption, repayment or acceleration of maturity, as the case may be.

Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for Discount Notes, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable Discount Notes and an assumption that the maturity of such Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for Discount Notes (the "Initial Period") is shorter than the compounding period for such Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended, certain Discount Notes may not be treated as having original issue discount within the meaning of such Code, and notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations."

BOOK-ENTRY NOTES

Hartford Life has established a depositary arrangement, on behalf of the trusts, with DTC with respect to the book-entry notes, the terms of which are summarized below.

All book-entry notes having the same terms will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. No global security may be transferred or exchanged except as a whole by DTC or a nominee of DTC to DTC or to another nominee of DTC, or by DTC or another nominee of DTC to a successor of DTC or a nominee of a successor to DTC. So long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be the sole owner of the related book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities represented by book-entry notes will not be entitled to receive physical delivery of definitive notes and will not be considered the registered holders of the book-entry notes for any purpose under the indenture and no global security representing book-entry notes will be exchangeable or transferable. As a result, to exercise any rights of a registered holder under the indenture a beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or participants through which the beneficial owner owns its interest. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may limit the ability to transfer beneficial interests in a global security represented by book-entry notes.

Each global security representing book-entry notes will be exchangeable for definitive notes having the same terms in a like aggregate principal amount only if:

- the trust notifies the indenture trustee that the trust wishes in its sole discretion to exchange the global security for definitive notes;

- an event of default on the notes of that trust has occurred and not been cured; or

- DTC notifies Hartford Life that it is unwilling or unable to continue as a clearing system for the global securities, or Hartford Life has become aware that DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended and, in either case, a successor clearing system is not appointed by Hartford Life within 90 calendar days after receiving the notice from DTC or becoming aware that DTC is no longer registered.

If any of these events occurs, the appropriate trust will print and deliver definitive notes. Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the indenture trustee by the participants identified by DTC.

ABOUT THE DEPOSITARY

The following is based on information furnished by DTC:

DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities in the name of Cede & Co. (DTC's nominee) or another name requested by DTC. One fully registered global security will be issued for each issue of book-entry notes in the aggregate principal amount of that issue and will be deposited with, or on behalf of, DTC. If the aggregate principal amount of any issue exceeds DTC's limit for a single global security, then the global securities will be issued in the form of one or more global securities having a principal amount equal to DTC's limit and an additional global security representing any remaining principal amount.

DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a

"clearing corporation" within the meaning of the New York Uniform Commercial Code and a 'clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants' accounts. This eliminates the need for physical movement of securities certificates. DTC's direct participants include securities brokers and dealers (including the purchasing agent), banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Under DTC's system, purchases of book-entry notes must be made by or through direct participants, which will receive a credit for the book-entry notes on DTC's records. The ownership interest of the actual purchaser is in turn recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in book-entry notes are accomplished by entries made on the books of the direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive definitive notes unless use of the book-entry system is discontinued as described above or in the other limited instances described in this prospectus supplement under "-- Book Entry Notes".

To facilitate subsequent transfers, all global securities representing the book-entry notes deposited with, or on behalf of, DTC will be registered in the name of DTC's nominee, Cede & Co., or any other name that DTC requests. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes; DTC's records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. DTC's participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications from DTC to direct participants, from direct participants to indirect participants and from direct participants and indirect participants to beneficial owners are governed by arrangements among them and are subject to statutory and regulatory requirements.

Neither DTC nor Cede & Co. will consent or vote with respect to global securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after a record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).

The trust, through the indenture trustee, will make payments on the global securities in immediately available funds to Cede & Co. or any other nominee named by DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners are governed by standing instructions and customary practices and are subject to statutory and regulatory requirements. A trust and the trustee are responsible only for making payments to DTC, DTC is responsible for disbursing those payments to its direct participants and the direct participants (and any indirect participants) are solely responsible for disbursing those payments to the beneficial owners.

Any redemption notices will be sent to Cede & Co. If less than all of the book-entry notes having the same terms are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant in those notes to be redeemed.

A beneficial owner must give notice of any election to have its book-entry notes repaid through its participant to the trustee. Delivery of the book-entry notes will be effected by causing the relevant direct participant to transfer the relevant part of its interest in the global securities to the trustee on DTC's records.

DTC may discontinue providing its services as securities depository at any time by giving reasonable notice to Hartford Life or the indenture trustee. If Hartford Life does not obtain a successor securities depository, the relevant trust will print and deliver definitive notes.

Hartford Life may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). If Hartford Life does so, definitive notes will be printed and delivered by each relevant trust.

DESCRIPTION OF THE FUNDING AGREEMENTS
      --------------------------------------------------------------------

Each trust will use the net proceeds from the issuance of its notes to purchase a funding agreement. The funding agreement will have substantially similar payment terms to the related trust's notes. The funding agreement may be interest bearing or non-interest bearing. A funding agreement may bear interest at either a fixed or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. The calculation of the interest rate, the dates of interest and maturity payments and such other payment terms on the funding agreement will be determined in the same manner as described above under "Description of the Notes." The deposit of each funding agreement will be payable on its stated maturity date, as specified in the applicable pricing supplement.

- The pricing supplement relating to a trust's notes will describe the following pricing terms of the related funding agreement:

- the deposit amount for the funding agreement;

- whether the funding agreement:

    (1) is a fixed rate funding agreement,

    (2) is a floating rate funding agreement, and/or

    (3) is a discount funding agreement that does not bear interest currently or bears interest at a rate that is below market rates at the effective date,

- the price at which the funding agreement will be issued, which will be expressed as a percentage of the aggregate deposit amount;

- the effective date on which the funding agreement will be issued;

- the stated maturity date;

- if the funding agreement is a fixed funding agreement, the rate per annum at which the funding agreement will bear any interest and the interest payment dates;

- if the funding agreement is a floating rate funding agreement, relevant terms such as:

    (1) the interest rate basis,

    (2) the initial interest rate,

    (3) the interest reset period or the interest reset dates,

    (4) the interest payment dates,

    (5) the index maturity,

    (6) any maximum interest rate,

    (7) any minimum interest rate,

    (8) the spread and/or spread multiplier, and

    (9) any other terms relating to the particular method of calculating the interest rate for the funding agreement and whether and how the spread and/or spread multiplier may be changed prior to stated maturity;

- whether the funding agreement may be redeemed by Hartford Life, or repaid at the option of the trust (in connection with the exercise of a survivor option or otherwise), prior to the stated maturity and the terms of its redemption or repayment; provided in either case the relevant trust's notes will contain substantially the same redemption and repayment terms and no funding agreement may be redeemed or repaid without the simultaneous redemption or repayment of the related trust's notes; and

- any other terms of the funding agreement.

For a more detailed discussion of the funding agreements, see "Description of the Funding Agreements" in the accompanying prospectus.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
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The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who purchase the notes who are Holders (as defined below) at their stated principal amount and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The statements set forth in the following discussion, to the extent they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, represent the opinion of Sidley Austin
Brown & Wood LLP, special U.S. income tax counsel to Hartford Life. This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under U.S. federal tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt entities, certain former citizens or residents of the U.S., persons who hold the notes as part of a "straddle," "hedging," "conversion" or other integrated transaction, persons who mark their securities to market for U.S. federal income tax purposes or persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws. Accordingly, prospective purchasers are advised to consult their own tax advisers with respect to their individual circumstances.

This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Except where indicated, this discussion does not describe the tax consequences of holding a note that is treated as a "variable rate debt instrument" or "contingent payment debt instrument" under applicable Treasury Regulations, and a general summary of any materially different considerations relating to any such note will be included in the relevant pricing supplement.

For purposes of the following discussion, the term "Holder" means a beneficial owner of a note who or which is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the U.S., (ii) a corporation or partnership created or organized in or under the laws of the U.S. or of any political subdivision thereof, or (iii) an estate or trust treated as a U.S. person under section 7701(a)(30) of the Code. This discussion does not address the tax considerations that may be relevant to a person who or which is not a Holder.

CLASSIFICATION OF THE NOTES AND THE TRUST

Hartford Life intends to take the position, for U.S. federal income tax purposes, that each trust will be disregarded. In addition, each funding agreement will provide that the applicable trust and Hartford Life each agree to disregard such funding agreement for U.S. federal income tax purposes. Together, these positions will result in the notes being treated for U.S. federal income tax purposes as indebtedness of Hartford Life (the "Intended Tax Characterization"). Each Holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest), agrees to treat the trust with respect to which the note was issued and the note consistently with the Intended Tax Characterization.

Notwithstanding the Intended Tax Characterization, it is possible that a trust could be viewed as a separate entity for U.S. federal income tax purposes. Sidley Austin Brown & Wood LLP is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, each trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. Accordingly, whether the Intended Tax Characterization is respected or not, each trust will not be treated as a taxable entity for U.S. federal income tax purposes.

If a trust is viewed as a separate entity rather than disregarded, each Holder of a note (or any beneficial interest therein) agrees for federal U.S. income tax purposes to treat the trust as a grantor trust and the notes as undivided ownership interests in such trust. In addition, each funding agreement will provide that, in such circumstances, Hartford Life and the applicable trust each agree to treat the funding agreement as debt of Hartford Life for U.S. federal income tax purposes. Together, these positions would require a Holder to include in income, consistent with its method of accounting, its pro rata share of interest or original issue discount ("OID") on the note of Hartford Life, as well as any amounts paid to the relevant trust to satisfy expenses. In such circumstances a Holder would be entitled to deduct, consistent with its method of accounting, its pro rata share of any such expenses of the trust as provided in sections 162 and 212 of the Code. If the Holder is an individual, trust or estate, or to the extent the Holder's income is reportable on the income tax return of an individual, trust or estate, the deduction for such person's share of such expenses will be allowed only to the extent that all of such person's miscellaneous itemized deductions, including such person's share of the relevant trust's expenses, exceed two percent of such person's adjusted gross income. In addition, an individual's itemized deductions may be subject to other limitations. Accordingly, Holders who are individuals, or whose income is reported in whole or in part on the income tax return of a U.S. citizen or resident, should consult their tax advisers with respect to such deductions.

The remainder of this discussion assumes that the Intended Tax Characterization is correct.

INTEREST AND ORIGINAL ISSUE DISCOUNT

Each Holder of a note will include in income payments of "qualified stated interest" (as described below) in respect of such note in accordance with such Holder's method of accounting for U.S. federal income tax purposes, as ordinary interest income. In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of the related trust are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the "stated redemption price at maturity" (as described below) of such note by an amount equal to or more than a DE MINIMIS amount, a Holder will be considered to have purchased such note with OID. In general, the DE MINIMIS amount is equal to 1/4 of 1 percent of the stated redemption price at maturity multiplied by the weighted average number of complete years to maturity from the issue date of such note. If a Holder acquires a note with OID, then regardless of such Holder's method of accounting, such Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such Holder has received any cash payment on the notes. Any amount not treated as OID because it is DE MINIMIS generally must be included in income (generally as gain from the sale of notes) as principal payments are received in the proportion that each such payment bears to the original principal amount of the note.

"Stated redemption price at maturity" means the sum of all payments to be made on a note other than payments of "qualified stated interest." "Qualified stated interest" generally means stated interest that is unconditionally payable at least annually at a single fixed rate or in the case of a variable rate debt instrument, at a rate or combination of rates meeting certain specified criteria.

PREMIUM

If the amount paid by a Holder for a note exceeds the stated redemption price at maturity of the note, such Holder generally will be considered to have purchased the note at a premium equal in amount to such excess. In this event, such Holder may elect to amortize such premium, based generally on a constant-yield basis, as an offset to interest income over the remaining term of the note. In the case of a note that may be redeemed prior to maturity, the premium amortization and redemption date are calculated assuming the trust and the Holder will exercise or not exercise redemption rights in a manner that maximizes the Holder's yield. It is unclear how premium amortization is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service ("IRS").

SHORT-TERM NOTES

Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as issued with OID. In general, an individual or other Holder that uses the cash method of accounting is not required to accrue such OID unless the Holder elects to do so. If such an election is not made, any gain recognized by such Holder on the sale, exchange, retirement or other disposition of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income on such note is realized. Holders who report income for U.S. federal income tax purposes under the accrual method of accounting and certain other Holders are required to accrue OID related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).

SALE, EXCHANGE, RETIREMENT OR OTHER DISPOSITION OF NOTES

In general, a Holder of a note will have a tax basis in such note equal to the cost of the note to such Holder, increased by any amount includible in income by such Holder as OID and reduced by any principal payments. Upon a sale, exchange, retirement or other disposition (including upon exercise of a survivor's option) of a note, a Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid interest, which will constitute ordinary income if not previously included in income) and the Holder's tax basis in such note. Such gain or loss will be long-term capital gain or loss if the Holder held the note for more than one year at the time of disposition. A Holder that is an individual is entitled to preferential treatment for net long-term capital gains; however, the ability of a Holder to offset capital losses against ordinary income is limited.

BACKUP WITHHOLDING AND INFORMATION REPORTING

Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate Holders. A Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly-executed IRS Form W-9 (or successor form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

OPINION REGARDING TAX MATTERS

In connection with each issuance of notes, Hartford Life will file with a Current Report on Form 8-K, an unqualified opinion of legal counsel regarding the tax treatment of such notes.

PLAN OF DISTRIBUTION
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This prospectus supplement relates to the offering of notes from time to time for sale to Bear, Stearns & Co. Inc. (the "purchasing agent") in accordance with a distribution agreement, (the "Distribution Agreement"), among the applicable trust, Hartford Life, and the agents named therein. Each Trust's notes will be offered to the purchasing agent for subsequent resale to agents and other dealers who are broker-dealers and securities firms. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a master selected dealer agreement with the purchasing agent. The agents have agreed to use their reasonable best efforts to solicit offers from investors to purchase the notes. A trust also may appoint additional agents to solicit offers to purchase the notes. Any solicitation and sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. In all such cases, a single trust may only issue notes of a trust on the initial date of sale of such notes. No additional notes may thereafter be issued by such trust. A trust will pay the purchasing agent a gross selling concession to be divided among the purchasing agent and the other agents as they agree. The concession is payable to the purchasing agent in the form of a discount of not more than 5% (unless otherwise specified in the pricing supplement) of the non-discounted price for each note sold. The gross selling concession that a trust will pay to the purchasing agent will be set forth in the applicable pricing supplement. The purchasing agent also may sell notes to dealers at a discount not in excess of the concession received from a trust. Following the solicitation of orders, each of the agents, severally and not jointly may purchase notes as principal for its own account from the purchasing agent. Unless otherwise specified in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes to be resold by an agent to investors, the public offering price (in the case of notes to be resold at a fixed public offering price), concession and discount may be changed.

Subject to the terms of the Distribution Agreement, concurrently with any offering of notes as described in this prospectus supplement, a separate trust may issue other notes under this program, the secured medium-term notes program or otherwise under the accompanying prospectus.

The applicable trust reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part (whether placed directly by the trust or through an agent).

You will be required to pay the purchase price of your notes in immediately available funds in U.S. dollars in The City of New York on the date of settlement.

Upon issuance, the notes will not have an established trading market. The notes may not be listed on any securities exchange. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the agents may make a market in the notes, but the agents are not obligated to do so and may discontinue any market-making activity at any time.

In connection with an offering of notes the rules of the SEC permit the agents to engage in certain transactions that may stabilize the price of notes. The purchasing agent will conduct these activities for the agents. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the purchasing agent creates a short position in notes, (i.e., if it sells notes in an amount exceeding the amount referred to in the applicable pricing supplement), it may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.

None of Hartford Life, the applicable trust, or the purchasing agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, none of Hartford Life, the applicable trust or the purchasing agent makes any representation that the purchasing agent will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

The agents, including the purchasing agent, are "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed and the funding agreement purchased by the trust. Hartford Life has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Agents may be required to make in respect thereof.

Hartford Life is a statutory issuer under the Securities Act of 1933, as amended.

Each trust is a statutory underwriter of the funding agreement it purchases under the Securities Act of 1933, as amended.

In the ordinary course of business, the agents, including the purchasing agent, and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with Hartford Life and certain of its affiliates.

                                                                         ANNEX A

                            REPAYMENT ELECTION FORM

                        HARTFORD LIFE INSURANCE COMPANY

                     HARTFORD LIFE INCOMENOTES-SM- PROGRAM

                             CUSIP NUMBER

To:  [Name of Trust] (the "TRUST")

The undersigned financial institution (the "FINANCIAL INSTITUTION") represents the following:

- The Financial Institution has received a request for repayment from the executor or other authorized representative (the "AUTHORIZED REPRESENTATIVE") of the deceased beneficial owner listed below (the "DECEASED BENEFICIAL OWNER") of the Hartford Life IncomeNotes-SM- program note (CUSIP
  No.          ) (the "NOTES").

- At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

- The Deceased Beneficial Owner acquired the Notes at least twelve (12) months before the date on which the Deceased Beneficial Owner died.

- The Financial Institution currently holds such notes as a direct or indirect participant in The Depository Trust Company (the "DEPOSITARY").

The Financial Institution agrees to the following terms:

- The Financial Institution shall follow the instructions (the "INSTRUCTIONS") accompanying this Repayment Election Form (this "FORM").

- The Financial Institution shall deliver to JPMorgan Chase Bank (the "INDENTURE TRUSTEE") the originals of all records specified in the Instructions supporting the above representations and all other related documents received from the relevant banker or other entity, and shall retain photocopies thereof, and shall make such photocopies available to Wilmington Trust Company (the "TRUSTEE"), AMACAR Pacific Corp. (the "ADMINISTRATOR") or [Name of Trust] (the "TRUST") for inspection and review within five business days of the Trustee's, the Administrator's or the Trust's request.

- If the Financial Institution, the Indenture Trustee, the Trustee, the Administrator or the Trust, in any such party's reasonable discretion, deems any of the records specified in the Instructions supporting the above representations or any such other related documents unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee, the Indenture Trustee, the Administrator or Trust may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Indenture Trustee immediately.

- Survivor's Option Elections may not be withdrawn.

- The Financial Institution agrees to indemnify and hold harmless the Trustee, the Indenture Trustee, the Administrator and the Trust against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution's above representations and request for repayment on behalf of the Authorized Representative.

- The Notes will be repaid on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

- Subject to the Trust's rights to limit the aggregate principal amount of Notes as to which exercises of the Survivor's Option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the Survivor's Option will be determined by the Indenture Trustee, in its sole discretion, which determination shall be final and binding on all parties.

                            REPAYMENT ELECTION FORM

(1)    ------------------------------------------------------------------------------------
                                Name of Deceased Beneficial Owner

(2)    ------------------------------------------------------------------------------------
                                          Date of Death

(3)    ------------------------------------------------------------------------------------
                      Name of Authorized Representative Requesting Repayment

(4)    ------------------------------------------------------------------------------------
                        Name of Financial Institution Requesting Repayment

(5)    ------------------------------------------------------------------------------------
       Signature of Authorized Representative of Financial Institution Requesting Repayment

(6)    ------------------------------------------------------------------------------------
                             Principal Amount of Requested Repayment

(7)    ------------------------------------------------------------------------------------
                                         Date of Election

(8)  Financial Institution                        (9)  Wire instructions for payment:
     Representative Name:                              Bank Name:
     Phone Number:                                     ABA Number:
     Fax Number:                                       Account Name:
     Mailing Address (no P.O. Boxes):                  Account Number:
                                                       Reference (optional):

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TO BE COMPLETED BY THE INDENTURE TRUSTEE:

(A)  DELIVERY AND PAYMENT DATE:

(B)  PRINCIPAL AMOUNT:

(C)  ACCRUED INTEREST:

(D)  DATE OF RECEIPT OF FORM BY THE INDENTURE TRUSTEE:

(E)  DATE OF ACKNOWLEDGMENT BY THE INDENTURE TRUSTEE:*

---------
* An acknowledgement, in the form of a copy of this document, will be returned to the party and location designated in item (8) above.

              INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM
                        AND EXERCISING REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1. Collect and retain for a period of at least three years photocopies of the following (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the notes being submitted for repayment, which evidence may be in the form of a letter from the Representative, (4) satisfactory evidence that the notes being submitted for repayment were acquired by the Deceased Beneficial Owner at least twelve (12) months before the death of the Deceased Beneficial Owner, which evidence may be in the form of a letter from the Representative, and
    (5) any necessary tax waivers. For purposes of determining whether the notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:

    - If a note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the note (or relevant portion thereof) will be regarded as beneficially owned by a single owner. Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

    - The death of a person beneficially owning a note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner's interest in the note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

    - A note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary's interest in the trust (however, a trust's beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary's interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder's beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

    - The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a note (or a portion thereof) will be deemed the death of the beneficial owner of that note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Indenture Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a note.

2.  Indicate the name of the Deceased Beneficial Owner on line (1).

3.  Indicate the date of death of the Deceased Beneficial Owner on line (2).

4. Indicate the name of the Authorized Representative requesting repayment on line (3).

5. Indicate the name of the Financial Institution requesting repayment on line (4).

6. Affix the authorized signature of the Financial Institution's representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.  Indicate the principal amount of notes to be repaid on line (6).

8.  Indicate the date this Form was completed on line (7).

9. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (8).

10. Indicate the wire instruction for payment on line (9).

11. Leave lines (A), (B), (C), (D), and (E) blank.

12. Mail or otherwise deliver an original copy of the completed Form to:

                              JPMorgan Chase Bank,
                           Mortgage Custody Services
                    Attn: Shamika T. Smith/Yvonne Gholdston
                         1111 Fannin Street, 12th Floor
                              Houston, Texas 77002

13. FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

14. If the acknowledgement of the Indenture Trustee's receipt of this Form, is not received within ten days of the date such information is sent to JPMorgan Chase Bank, contact JPMorgan Chase Bank at the address set forth in item 12, telephone number: (713) 427-6481.

15. For assistance with this Form or any questions relating thereto, please contact JPMorgan Chase Bank, at the address set forth in item 12, telephone number: (713) 427-6481, facsimile number: (713) 427-6488.

      PROSPECTUS

       HARTFORD LIFE INSURANCE COMPANY
       DEPOSITOR
       $2,000,000,000
       SECURED NOTES
       ISSUED THROUGH
       HARTFORD LIFE GLOBAL FUNDING TRUSTS
                                                [HARTFORD LIFE LOGO]

      This prospectus relates to the offering, from time to time, through separate and distinct trusts (each a "trust") as described below, of secured notes. The aggregate principal amount of all such notes may equal up to $2,000,000,000 or the equivalent amount in one or more foreign or composite currencies.

      Each trust will use the net proceeds from the offering of its notes to purchase a funding agreement sold to, and deposited into, such trust by Hartford Life Insurance Company, a life insurance company organized under the laws of the state of Connecticut ("Hartford Life").

      Each trust will be formed for the exclusive purpose of issuing and selling notes to investors, using the net proceeds from the sale of the notes to acquire a funding agreement from Hartford Life, collaterally assigning and granting a security interest in such funding agreement in favor of the indenture trustee for the benefit of the holders of the notes issued by the trust, and engaging in other activities necessary or incidental thereto. The notes may be sold to institutional, retail, United States and foreign investors. Hartford Life will provide the specific terms of an offering of notes in an accompanying prospectus supplement and pricing supplement, including how a particular offering of notes will be made and whether such notes will be listed on a securities exchange.

                          ----------------------------------

      See "Risk Factors" beginning on page 4 for a discussion of certain risks that should be considered in connection with an investment in the notes.

                          ----------------------------------

      NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY STATE INSURANCE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------------

      The date of this Prospectus is September 7, 2004.

ABOUT THIS PROSPECTUS
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This prospectus is part of a registration statement that Hartford Life filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this process, as depositor of each funding agreement, Hartford Life may offer, from time to time, through trusts, up to a total amount of $2,000,000,000 in aggregate principal amount of notes or the equivalent principal amount in one or more foreign or composite currencies described in this prospectus. This prospectus provides a general description of the notes that may be offered through trusts. An accompanying prospectus supplement to this prospectus will provide the specific terms of the notes. Each time notes are offered, through a trust, Hartford Life may also provide a pricing supplement to this prospectus and the applicable prospectus supplement that will contain specific information about the terms of the offering. The pricing supplement may also add, update, supplement or clarify the information contained in this prospectus and the applicable prospectus supplement. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. Before you agree to purchase any notes, you should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the information described under the heading "Where You Can Find More Information" and the additional information described under the heading "Incorporation of Certain Documents by Reference" beginning on page 12.

In this prospectus, references to "Hartford Life" are to Hartford Life Insurance Company, an insurance company organized under the laws of the state of Connecticut, and references to the "trust" are to the separate and distinct Delaware statutory trust, which actually issues the applicable notes. In this prospectus, the secured notes to be offered by the trusts are referred to generally as "notes."

In this prospectus, references to "United States dollars," "U.S. dollars," or "$" are to lawful currency of the United States of America, and references to "euro" are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and the applicable pricing supplement. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of Hartford Life, any trust or any of their respective agents or dealers is making an offer to sell the notes in any jurisdiction where the offer or sale of the notes is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement or the applicable pricing supplement, as well as information Hartford Life previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of those documents or the date those documents were filed with the SEC, as applicable. Hartford Life's, and each trust's business, financial condition, results of operations and prospects may have changed since that date. For more detail on the terms of the notes, you should read the exhibits filed with or incorporated by reference in Hartford Life's registration statement.

TABLE OF CONTENTS

                                                                     PAGE
                                                                   --------
PROSPECTUS
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  ABOUT THIS PROSPECTUS                                                 2
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  RISK FACTORS                                                          4
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  FORWARD-LOOKING INFORMATION                                          10
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  WHERE YOU CAN FIND MORE INFORMATION                                  11
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  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                      12
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  DESCRIPTION OF THE TRUSTS                                            12
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  DESCRIPTION OF THE EXPENSE AND INDEMNITY AGREEMENTS                  15
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  USE OF PROCEEDS                                                      16
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  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
   EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
   DIVIDENDS                                                           17
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  DESCRIPTION OF HARTFORD LIFE                                         18
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  DESCRIPTION OF THE NOTES                                             18
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  DESCRIPTION OF THE FUNDING AGREEMENTS                                29
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  ERISA CONSIDERATIONS                                                 32
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  PLAN OF DISTRIBUTION                                                 35
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  LEGAL MATTERS                                                        36
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  EXPERTS                                                              36
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RISK FACTORS
      --------------------------------------------------------------------

Your investment in the notes will involve certain risks. This prospectus, the accompanying prospectus supplement and any pricing supplement do not describe all of those risks.

In consultation with your own financial, accounting and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and any pricing supplement, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase notes unless you understand, and know that you can bear, these investment risks.

Because the applicable trust will rely on the payments that the trust receives on the funding agreement to fund all payments on the related notes, you are making an investment decision regarding the funding agreement as well as the related notes. You should carefully review the information in this prospectus, the accompanying prospectus supplement and the related pricing supplement about the notes and the funding agreement.

RISK FACTORS RELATING TO EACH TRUST

EACH TRUST HAS LIMITED RESOURCES AND THEREFORE EACH TRUST'S ABILITY TO MAKE TIMELY PAYMENTS WITH RESPECT TO ITS NOTES WILL DEPEND ON HARTFORD LIFE MAKING PAYMENTS UNDER THE RELATED FUNDING AGREEMENT

The principal asset of each trust will be a funding agreement issued by Hartford Life. The notes will be secured by a funding agreement, together with all of the proceeds in respect thereof and all of the books and records pertaining to, such funding agreement and all of the trust's rights thereto, which is collectively referred to in this prospectus as the collateral. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable against only the assets held in such trust and not against the assets of any other trust or Hartford Life. The notes will not have any right to receive payments from the collateral related to any other notes or from Hartford Life's assets. Accordingly, the applicable trust will only be able to make timely payments with respect to the notes if Hartford Life makes all required payments under the funding agreement securing the related notes.

THE NOTES ARE THE OBLIGATIONS OF THE APPLICABLE TRUST ONLY AND ARE NOT OBLIGATIONS OF, OR GUARANTEED BY HARTFORD LIFE, OR ANY OF ITS AFFILIATES

The notes will not be obligations of, and will not be guaranteed by Hartford Life, or any of its holding companies, subsidiaries or affiliates. Neither the trustee nor the trust beneficial owner is under any obligation to provide funds or capital to the trust to the extent that such funds have not been paid by Hartford Life under the related funding agreement. In addition, the notes will not benefit from any insurance guarantee fund coverage or any similar protection. Each trust has no net worth as of the date of this prospectus, and the net worth of each trust will be approximately $15 at inception. The net worth of the trust is not expected to increase materially.

EACH TRUST HAS NO PRIOR OPERATING HISTORY

Each trust exists solely to:

- make a single issuance and sale of notes to investors;

- use the net proceeds from the sale of its notes to acquire a funding agreement from Hartford Life,

- collaterally assign and grant a security interest in the funding agreement in favor of the indenture trustee, and

- engage in other activities necessary or incidental thereto.

Each trust has no prior operating history.

RISK FACTORS RELATING TO THE NOTES

THE NOTES ARE NON-RECOURSE OBLIGATIONS OF THE APPLICABLE TRUST AND YOUR CLAIMS AS A HOLDER OF NOTES ARE LIMITED TO THE AMOUNT OF THE APPLICABLE COLLATERAL

The notes are payable only from the collateral held as security for the notes of the relevant trust. If any event of default occurs under any notes, the rights of the holders of such notes and the indenture trustee, acting on behalf of such holders, will be limited to a proceeding against the applicable collateral. None of the holders of the affected notes or the indenture trustee, acting on behalf of such holders, will have the right to proceed against the collateral related to the notes of any other trust. Furthermore, no holder or the indenture trustee, acting on behalf of such holder, will have the ability to proceed against any of Hartford Life, its officers, directors, affiliates, employees or agents or any of the applicable trust's trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers directors, affiliates, employees or agents except with respect to enforcing obligations under the funding agreement against Hartford Life. All claims of the holders of notes in excess of amounts received from the related collateral will be extinguished.

NOTEHOLDERS WILL NOT HAVE ANY DIRECT CONTRACTUAL RIGHTS AGAINST HARTFORD LIFE UNDER THE APPLICABLE FUNDING AGREEMENT

The funding agreement issued by Hartford Life to the applicable trust will be a contractual obligation between Hartford Life and that trust. Once the trust assigns and pledges all of its rights and privileges in the funding agreement to the indenture trustee for the benefit of the holders of the related notes to secure the trust's obligations under such notes, the indenture trustee will be the only party with recourse rights against Hartford Life under the funding agreement. Subject to certain conditions in the indenture, holders of notes representing at least a majority of the aggregate principal amount of the outstanding notes of the trust have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the indenture trustee with respect to the related funding agreement.

Since Hartford Life is the registrant, purchasers of notes may proceed directly against Hartford Life to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against Hartford Life, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if Hartford Life had issued the funding agreements directly to such purchasers.

AN EVENT OF DEFAULT UNDER THE NOTES MAY NOT CONSTITUTE AN "EVENT OF DEFAULT" UNDER THE APPLICABLE FUNDING AGREEMENT

In certain circumstances an event of default under the notes may not constitute an event of default under the applicable funding agreement.

To the extent that:

- the trust fails to observe or perform in any material respect any covenant contained in the indenture or the notes,

- the indenture ceases to be in full force and effect or the indenture trustee's security interest in the collateral is successfully challenged or is determined to be defective, or

- the trust or the collateral is, subject to certain actions under applicable bankruptcy, insolvency or other similar laws or any receivership, liquidation dissolution or other similar action or the trust is unable to pay its debts, it is possible that the trust's obligations under the notes may be accelerated while Hartford Life's obligations under the applicable funding agreement may not be similarly accelerated. If this occurs, scheduled payments under the funding agreement would not be accelerated and the indenture trustee may have no or limited ability to proceed against the applicable funding agreement and holders of the trust's notes may not be paid in full, or in a timely manner upon such acceleration. See "Description of the Indenture -- Events of Default" and "Description of the Funding Agreements" in this prospectus.

PAYMENTS UNDER THE FUNDING AGREEMENT MAY BE INSUFFICIENT TO PAY PRINCIPAL AND INTEREST UNDER THE NOTES

Payments of the principal of and interest on notes will be made solely from the payments the trust receives under the applicable funding agreement. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, Hartford Life will not pay any additional amounts in respect of a funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority and each holder of a note will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder's interest in the notes, as equitably determined by the trust. Under this circumstance, the trust will not actually pay, or cause to be paid, to such holder all of the amounts which would have been receivable by such holder in the absence of such taxes, duties, levies assessments or other governmental charges. Any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the affected funding agreement or the notes.

THE NOTES COULD BE DEEMED TO BE CONTRACTS OF INSURANCE OR PARTICIPATIONS IN THE RELATED FUNDING AGREEMENT WHICH COULD SUBJECT HOLDERS OF THE NOTES TO CERTAIN REGULATORY REQUIREMENTS AND REDUCE THE MARKETABILITY AND MARKET VALUE OF THE NOTES

The laws and regulations of the 50 states of the United States of America and the District of Columbia (the "covered jurisdictions") contain broad definitions of the activities that may constitute the business of insurance or the distribution of insurance products. Because the primary asset of the relevant trust will be a funding agreement issued by Hartford Life, it is possible that insurance regulators in one or more jurisdictions could take the position that
(i) the issuance of the notes by the relevant trust constitutes the indirect issuance of a funding agreement or other insurance product, and (ii) the distribution, transfer, sale, resale or assignment of the notes constitutes the production or sale of a funding agreement or other insurance product. If such a position were to be taken in any covered jurisdiction, the underlying activity and the person conducting such activity (including the relevant trust, Hartford Life, an Agent, an investor or such other person) could become subject to regulation under the insurance laws of one or more of the covered jurisdictions, which could, among other effects, require such persons to be subject to regulatory licensure or other qualification and levels of compliance that cannot practically be achieved. Failure to comply with such requirements could subject such persons to regulatory penalties. In addition, any such failure to comply or the threat of any such regulation could reduce liquidity with respect to the notes, prevent an investor from transferring notes and reduce the marketability and market value of the notes. Therefore, any such regulation or threat of such regulation by any one or more covered jurisdictions could result in an investor either being unable to liquidate its investment in the notes or, upon any such liquidation, receiving a value significantly less than the initial investment in the notes.

Based upon the advice of Sidley Austin Brown & Wood LLP, counsel to Bear, Stearns & Co. Inc., Hartford Life believes that (1) the notes should not be subject to regulation as participations in the funding agreements themselves or otherwise constitute insurance contracts under the insurance laws of the covered jurisdictions and (2) the notes should not subject any trust, any investor or any person who acquires the notes directly or indirectly from such investor and/or persons engaged in the sale, solicitation or negotiation or purchasing the notes in the covered jurisdictions to regulation as doing an insurance business or engaging in the sale, solicitation or negotiation of insurance, as contemplated by the insurance laws in the covered jurisdictions by virtue of their activities in connection with the purchase, resale and/or assignment of the notes. There are, however, wide variations in the insurance laws of the covered jurisdictions, subtle nuances in their application, and a general absence of any consistent pattern of interpretation or enforcement. Insurance regulatory authorities have broad discretionary powers in administering the insurance laws, including the authority to modify or withdraw a regulatory interpretation, impose new rules, and take a position contrary to Hartford Life's. In addition, state courts are not bound by any regulatory interpretations and could take a position contrary to Hartford Life's. Consequently, there can be no assurance that the purchase, resale or assignment of the notes will not subject the parties to such transaction to regulation or enforcement proceedings under the insurance laws of one or more covered jurisdictions.

REDEMPTION MAY ADVERSELY AFFECT YOUR RETURN ON THE NOTES

If the funding agreement related to your notes is redeemable at Hartford Life's option, including Hartford Life's right to redeem such funding agreement if Hartford Life is, or more than an insubstantial risk exists that Hartford Life will be, if specified under the relevant pricing supplement, required to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such funding agreement or the notes such funding agreement secures, by or on behalf of any governmental authority, or upon the occurrence of a "tax event" (as defined under "Description of the Funding Agreements -- Early Redemption for Tax Event"), the relevant trust will redeem your notes if Hartford Life chooses to redeem the related funding agreement. Notes that may be redeemed at a time when 20% or more of the original principal amount of such notes are outstanding will be designated in their title as "callable" in the relevant pricing supplement. Prevailing interest rates at the time the trust redeems your notes may be lower than the rate borne by the notes as of their original issue date. In such a case, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed. Hartford Life's redemption right also may adversely impact your ability to sell your notes.

ANY SURVIVOR'S OPTION MAY BE SUBJECT TO CERTAIN LIMITATIONS

Under the Hartford Life IncomeNotes(SM) program, Hartford Life has the discretionary right to limit:

- the aggregate principal amount of all funding agreements securing outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by Hartford Life in any calendar year to an amount equal to the greater of

  $1,000,000 or 1% of the aggregate principal amount of all such funding agreements as of the end of the most recent calendar year or such greater amount as determined in accordance with the funding agreements and set forth in the applicable pricing supplements,

- the aggregate principal amount of all funding agreements securing outstanding notes entitled to the benefit of the survivor's option the tender of which may be accepted by Hartford Life in any calendar year with respect to an authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the funding agreements and set forth in the applicable pricing supplements; and

- the aggregate principal amount of funding agreements securing notes of a trust as to which exercises of any put option by Hartford Life shall be accepted as set forth in the applicable funding agreement and the applicable pricing supplements.

In any such event, each trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor's option shall be accepted by it from authorized representatives of deceased beneficial owners.

THERE MAY NOT BE ANY TRADING MARKET FOR YOUR NOTES AND MANY FACTORS AFFECT THE TRADING AND MARKET VALUE OF YOUR NOTES

Upon issuance, the notes will not have an established trading market. Hartford Life cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to the trust's and Hartford Life's creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

- the complexity and volatility of the formula applicable to the interest rate borne by your notes,

- the method of calculating the principal, premium and interest in respect of your notes,

- the time remaining to the maturity of your notes,

- the outstanding amount of the notes issued by such trust,

- any redemption or repayment features of your notes,

- the amount of other debt securities linked to the formula applicable to your notes, and

- the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks associated with your notes.

IF A TRUST ISSUES NOTES DENOMINATED IN A FOREIGN CURRENCY, THOSE NOTES ARE SUBJECT TO EXCHANGE RATE AND EXCHANGE CONTROL RISKS

If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, which is referred to in this prospectus and the accompanying prospectus supplement as "foreign currency notes," you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars. The risks include but are not limited to:

- the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency,

- the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to the specified currency, and

- the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

The existence, magnitude and longevity of these risks generally depend on factors over which neither the trust nor Hartford Life has any control and which cannot be readily foreseen, such as:

- economic events,

- political and regulatory events, and

- financial events, such as the supply of, and demand for, the relevant currencies.

Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease (1) in the U.S. dollar equivalent yield of your foreign currency notes, (2) in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and (3) generally in the U.S. dollar equivalent market value of your foreign currency notes.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium, or interest on a foreign currency note. Governments may use a variety of techniques, such as, intervention by a country's central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium, or interest denominated in any such specified currency.

Even if there are no actual exchange controls, it is possible that the specified currency would not be available to the trust when payments on the notes are due because of circumstances beyond the trust's or Hartford Life's control. In this event, the trust will make required payments in U.S. dollars on the basis described in the accompanying prospectus supplement or the applicable pricing supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars.

The information set forth in this prospectus and the accompanying prospectus supplement is directed to prospective purchasers of notes who are United States residents. The trust and Hartford Life disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters.

RATINGS OF THE PROGRAM AND ANY RATED NOTES MAY NOT REFLECT ALL RISKS OF AN INVESTMENT IN THE NOTES AND MAY CHANGE

In the event that the program generally or the notes are rated by a rating agency, the ratings of such notes will primarily reflect Hartford Life's financial strength and will change in accordance with Hartford Life's financial strength rating and with any change in the priority status of funding agreement obligations under Connecticut law. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings do not comment as to the market price or suitability of the notes for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of the program and any rated notes issued under this program may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

AN INCREASE IN MARKET INTEREST RATES COULD RESULT IN A DECREASE IN THE VALUE OF ANY NOTES BEARING INTEREST AT A FIXED RATE.

If market interest rates increase above the interest rate of notes bearing interest at a fixed rate, such notes bearing interest at a fixed rate generally decline in value because debt instruments of the same face value priced at market interest rates will yield higher income. Consequently, if you purchase fixed rate notes and market interest rates increase above the fixed interest rate on the notes you have purchased, the market value of your notes may decline. Hartford Life cannot give any assurance regarding the future level of market interest rates.

IF YOU PURCHASE DISCOUNT NOTES, THE AMOUNT PAYABLE TO YOU UPON EARLY REDEMPTION, REPAYMENT OF ACCELERATION OF THESE NOTES MAY BE LESS THAN THE PRINCIPAL AMOUNT (I.E., PAR) OF THE NOTES PLUS ACCRUED BUT UNPAID INTEREST AND PREMIUM, IF ANY.

If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of such notes may be less than the principal amount thereof plus accrued and unpaid interest. The amount payable will be determined by the formula set forth in the applicable prospectus supplement or pricing supplement.

RISK FACTOR RELATING TO THE COLLATERAL

THE FUNDING AGREEMENTS ARE HARTFORD LIFE'S UNSECURED OBLIGATIONS

The primary asset held in the trust will be a funding agreement issued by Hartford Life. The ability to receive payments on the notes will principally depend on payments under the related funding agreement. Although the trust will purchase the funding agreement relating to its notes, the trust will grant a security interest in, pledge and collaterally assign the funding agreement to the indenture trustee on behalf of the holders of the notes to secure the trust's obligations under the notes. The funding agreements are Hartford Life's unsecured obligations and, in the event of a liquidation or rehabilitation of Hartford Life, such trust, as owner of the applicable funding agreement, will be accorded a status as a Class 3 claimant under Section 38a-944 of the Connecticut Insurance Code, PARI PASSU with claims of policyholders, beneficiaries, insureds and other claimants having Class 3 status.

FORWARD-LOOKING INFORMATION
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Certain of the statements contained herein are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond Hartford Life's control and have been made based upon management's expectations and beliefs concerning future developments and their potential effect upon Hartford Life. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on Hartford Life will be those anticipated by management. Actual results could differ materially from those expected by Hartford Life, depending on the outcome of various factors. These factors include: the uncertain nature of damage theories and loss amounts and the development of additional facts related to the September 11 terrorist attack ("September 11"); the response of reinsurance companies under reinsurance contracts, the impact of increasing reinsurance rates, and the availability and adequacy of reinsurance to protect Hartford Life against losses; the inability to effectively mitigate the impact of equity market volatility on Hartford Life's financial position and results of operations arising from obligations under annuity product guarantees; the possibility of more unfavorable loss experience than anticipated; the possibility of general economic and business conditions that are less favorable than anticipated; the effect of changes in interest rates, the stock markets or other financial markets; stronger than anticipated competitive activity; unfavorable legislative, regulatory or judicial developments; Hartford Life's ability to distribute its products through distribution channels, both current and future; the uncertain effects of emerging claim and coverage issues; the effect of assessments and other surcharges for guaranty funds and second-injury funds and other mandatory pooling arrangements; a downgrade in Hartford Life's claims-paying, financial strength or credit ratings; the ability of Hartford Life's subsidiaries to pay dividends to Hartford Life; and other factors described in such forward-looking statements. The safe harbors contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended do not apply to the trusts.

WHERE YOU CAN FIND MORE INFORMATION
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This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Hartford Life and the trusts. Hartford Life is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in compliance with such laws, Hartford Life files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any reports or other information Hartford Life files at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of Hartford Life's documents upon payment of a duplicating fee, by writing the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Hartford Life's filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
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The SEC allows Hartford Life to "incorporate by reference" information that Hartford Life files with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. Hartford Life can disclose important information to you by referring you to those documents. Information that Hartford Life files with the SEC will automatically update and supercede the information in this prospectus.

This prospectus incorporates by reference the following documents:

    (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

    (b) Our Quarterly Report on Form 10-Q for the period ended March 31, 2004;

    (c) Our Current Report on Form 8-K filed on May 27, 2004, which updated certain historical segment information included in our Annual Report on Form 10-K for the year ended December 31, 2003, to give effect to our new reportable operating segments, which were disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

    (d) Our Quarterly Report on Form 10-Q for the period ended June 30, 2004.

Hartford Life is also incorporating by reference all reports that Hartford Life files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act between the date of this prospectus and the termination of the offering of the notes made hereby (other than information in such documents that is deemed not to be filed).

You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning Hartford Life at the following address or telephone number:

                        Hartford Life Insurance Company
                              200 Hopmeadow Street
                          Simsbury, Connecticut 06089
                         Attention: Christine H. Repasy
                           Telephone: (860) 547-5000

DESCRIPTION OF THE TRUSTS
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The following is a general description of the trusts and the material provisions of the standard terms for trust agreement and other related documents governing the trusts. This summary is not intended to be a full restatement of all of the terms of the standard terms for trust agreement, the trust agreement or the related documents governing the trusts and is subject to the detailed provisions of each such document. A copy of the standard terms for trust agreement (which includes as an exhibit the form of trust agreement) has been filed as an exhibit to the registration statement (which includes this prospectus) and is incorporated into this prospectus by reference. Executed copies of the applicable trust agreement may be inspected during normal business hours at Hartford Life's principal executive office set forth on the cover page of this prospectus.

GENERAL

A separate trust will be formed for each issuance of notes. Each trust will be a separate and distinct Delaware statutory trust organized pursuant to the Delaware Statutory Trust Act. Each trust will be organized pursuant to a trust agreement, dated as of the date of the applicable pricing supplement, between Wilmington Trust Company, as trustee (the "trustee") and AMACAR Pacific Corp., as administrator (in such capacity, the "administrator") and as trust beneficial owner (in such capacity, the "trust beneficial owner"). Each trust agreement will adopt and incorporate the standard terms for trust agreement in its entirety. With respect to a particular trust, the applicable trust agreement and the standard terms for trust agreement are referred to as the "trust agreement." The assets and liabilities of each trust will be separate and distinct from the assets and liabilities of every other trust and Hartford Life.

In connection with the issuance of notes by a trust:

- a separate and distinct trust will be formed pursuant to a trust agreement, which adopts and incorporates the standard terms for trust agreement in its entirety;

- the trust will acquire a funding agreement issued by Hartford Life; and

- the trust will pledge and collaterally assign the funding agreement to, and grant a security interest in favor of, the indenture trustee for the benefit of the holders of the trust's notes.

Each trust's principal executive offices will be located at Hartford Life Global Funding c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001 and each trust's telephone number will be (302)636-4140.

NATURE OF EACH TRUST

The trust agreement provides that each trust will be a separate and distinct Delaware statutory trust organized pursuant to the Delaware Statutory Trust Act.

The applicable notes and the liabilities, obligations and expenses related to such notes will constitute debt, liabilities, obligations and expenses incurred, contracted for or otherwise of the applicable trust. Each funding agreement and all other rights, properties and assets held by the applicable trust are referred to as the "collateral" for the trust's notes.

As separate and distinct Delaware statutory trusts, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable only against the assets of such trust and not against the assets of any other trust or Hartford Life. In addition, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to Hartford Life, or any trust will be enforceable against the assets of any other trust. See "Description of the Notes -- Nonrecourse Enforcement."

APPLICATION OF MONEY RECEIVED BY THE TRUSTEE ON BEHALF OF A TRUST.

Except for payments made in connection with the liquidation of a trust, all monies and other property received by the trustee on behalf of a trust shall be distributed as follows:

FIRST, to the indenture trustee for the payment of all amounts then due and unpaid upon the applicable notes, if any, in accordance with the applicable indenture; and

SECOND, to the trust beneficial owner all of the amounts that would be payable to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price in the case of discount notes). Any remaining monies and other property shall be distributed ratably in proportion to their original principal amounts to the holders of notes last noted in the register as the holders of the notes and trust beneficial owner as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price in the case of discount notes).

Upon the liquidation of a trust, the remaining collateral and any other assets held in the trust shall be liquidated, and the trust shall be wound-up by the trustee in accordance with the trust agreement. In such event, (i) the trust shall first pay all amounts due and unpaid on the notes, if any, in accordance with the applicable indenture, (ii) the trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the applicable expense and indemnity agreement, and (iii) the trust shall then pay to the trust beneficial owner all of the amounts that would be payable under the indenture to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price in the case of discount notes). Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the holders last noted in the register as the holders of the notes and the trust beneficial owner as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price in the case of discount notes) and as if each such holder continued to hold its notes after all amounts due on such notes under the indenture had been paid.

THE TRUSTEE AND THE ADMINISTRATOR

Pursuant to each trust agreement, the trustee is acting as the sole trustee of the applicable trust. The trustee, on behalf of each trust, has entered into an administrative services agreement (the "administrative services agreement") with AMACAR Pacific Corp., in its capacity as administrator of each trust. The administrator will conduct certain administrative aspects of the business and affairs of each trust as set forth in the administrative services agreement. A copy of the administrative services agreement has been filed as an exhibit to the registration statement (which includes this prospectus) and is incorporated into this prospectus by reference. Executed copies of the administrative services agreement may be inspected during normal business hours at Hartford Life's principal executive office set forth on the cover page of this prospectus.

THE TRUST BENEFICIAL OWNER

AMACAR Pacific Corp. is the sole beneficial owner of each trust. The beneficial interest in each trust:

- will be purchased by the trust beneficial owner at par for $15,

- will not be certificated,

- will entitle the trust beneficial owner to receive payment in respect thereof on the same terms as the payments to be made to holders of the related notes, and

- will be subordinated to the related notes and will not be secured by the collateral.

The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of the related notes receive interest payments. On the maturity date of the trust beneficial owner's beneficial interest and the related notes, the trust will redeem the principal amount of the related notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

NO AFFILIATION

None of Hartford Life or any of Hartford Life's officers, directors, holding companies, subsidiaries or affiliates owns any beneficial interest in any trust nor has any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus.

None of Hartford Life or any of Hartford Life's officers, directors, holding companies, subsidiaries or affiliates is affiliated with the trustee, the administrator, the trust beneficial owner or the indenture trustee.

RECORDKEEPING

Each trust will:

- maintain separate and distinct records, and;

- hold and account for the assets associated with each such trust separately from the assets of any other trust or Hartford Life.

On behalf of the trusts, as depositor, Hartford Life will be subject to certain reporting requirements under the Securities Exchange Act of 1934, as amended, as described above under "Incorporation of Certain Documents by Reference."

AMENDMENT

The standard terms for trust agreement may be amended by the trustee and the trust beneficial owner:

- with Hartford Life's prior consent, at any time before the issuance of any notes by that trust;

- with Hartford Life's prior consent, in any way that is not inconsistent with the intent of the trust agreement and that does not adversely affect, in any material respect, the terms of any notes;

- with Hartford Life's prior consent and the prior consent of the holders of a majority of the outstanding principal amount of affected notes, in any way that would adversely affect, in any material respect, the terms of any such notes; and

- with Hartford Life's prior consent and the prior consent of each affected holder, to (1) change the amount or timing of any payment of any trust beneficial interest or any notes or (2) impair the right of the trust beneficial owner or any noteholder to institute suit for the enforcement of any right for principal and interest or other distribution.

Notwithstanding the foregoing, the trustee and the trust beneficial owner may amend the trust agreement, without the consent of any noteholder, at any time to the extent necessary to ensure that the applicable trust will be disregarded or treated as a grantor trust (assuming that any such trust were not disregarded) for U.S. federal income tax purposes or to ensure that the applicable trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended.

DESCRIPTION OF THE EXPENSE AND INDEMNITY AGREEMENTS
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This section provides a summary of the material terms and conditions of the expense and indemnity agreements. This summary is not complete and you should read the detailed provisions of the expense and indemnity agreements, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part and are incorporated into this prospectus by reference.

Hartford Life has entered into a separate expense and indemnity agreement with each of the trustee, the indenture trustee and the administrator and the trust beneficial owner. Hartford Life will enter into an expense and indemnity agreement with each trust and additional service providers to such trusts on or before the date such trust is formed. Copies of each expense and indemnity agreement have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference. Executed copies of each expense and indemnity agreement may be inspected during normal business hours at Hartford Life's principal executive offices set forth on the cover page of the prospectus.

Pursuant to each expense and indemnity agreement, Hartford Life has the sole obligation to pay the fees due to the other parties to the expense and indemnity agreements, with respect to the Program. In addition, Hartford Life will pay the costs and expenses relating to the offering, sale and issuance of any notes and costs, expenses and taxes incurred by each trust other than certain excluded amounts described below and Hartford Life will indemnify the indenture trustee, the administrator and the trust beneficial owner, the trustee, each trust and each service provider appointed from time to time with respect to certain matters. All amounts paid on behalf of each trust by Hartford Life with respect to the Program will be disclosed on the Form 10-K filed with the SEC by each trust.

Under each expense and indemnity agreement, Hartford Life will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. In general excluded amounts include:

- any payment obligation by a trust to a holder of any note;

- any obligation of a trust to the extent such obligation has been paid using funds available to the trust from payments under the relevant funding agreement;

- any cost, loss, damage, claim, expense, disbursement tax, penalty or liability of any kind resulting from the bad faith or gross negligence of such service provider; or

- any income taxes or overhead expenses of any service provider.

Each expense and indemnity agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

USE OF PROCEEDS
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Each trust will use the net proceeds from the issuance of its notes and the trust beneficial interest to purchase a funding agreement issued by Hartford Life. Hartford Life intends to use the net proceeds from the sale to the trust of the funding agreement to purchase investment assets that Hartford Life expects will generate investment income in excess of amounts payable under the applicable funding agreement.

COMPUTATION OF RATIOS OF EARNINGS TO
FIXED CHARGES AND EARNINGS TO COMBINED
FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
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                                                         YTD        YTD        YTD        YTD        YTD
(IN MILLIONS)                                          6/30/04    12/31/03   12/31/02   12/31/01   12/31/00
-----------------------------------------------------------------------------------------------------------
EARNINGS                                                $  516     $  794     $  428     $  696     $  681
ADD:
FIXED CHARGES
  Interest expense                                          --         --         --         --         --
  Interest factor attributable to rentals                    3          6          7          6          7
                                                        ------     ------     ------     ------     ------
TOTAL FIXED CHARGES                                          3          6          7          6          7
  Interest credited to contractholders                     821      1,092      1,249      1,211      1,080
                                                        ------     ------     ------     ------     ------
TOTAL FIXED CHARGES INCLUDING INTEREST CREDITED TO
  CONTRACTHOLDERS                                          824      1,098      1,256      1,217      1,087
                                                        ------     ------     ------     ------     ------
EARNINGS, AS DEFINED                                       519        800        435        702        688
                                                        ------     ------     ------     ------     ------
EARNINGS, AS DEFINED, INCLUDING INTEREST CREDITED TO
  CONTRACTHOLDERS                                        1,340      1,892      1,684      1,913      1,768
                                                        ------     ------     ------     ------     ------
FIXED CHARGES
  Fixed charges above                                        3          6          7          6          7
  Dividends on subsidiary preferred stock                   --         --         --         --         --
                                                        ------     ------     ------     ------     ------
TOTAL FIXED CHARGES AND PREFERRED DIVIDEND
  REQUIREMENTS                                               3          6          7          6          7
                                                        ------     ------     ------     ------     ------
TOTAL FIXED CHARGES, INTEREST CREDITED TO
  CONTRACTHOLDERS AND PREFERRED DIVIDEND REQUIREMENTS   $  824     $1,098     $1,256     $1,217     $1,087
                                                        ------     ------     ------     ------     ------
RATIOS
  Earnings, as defined, to total fixed charges           173.0      133.3       62.1      117.0       98.3
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  Earnings, as defined, to total fixed charges and
   preferred dividend requirements                       173.0      133.3       62.1      117.0       98.3
-----------------------------------------------------------------------------------------------------------
  Earnings, as defined, including interest credited
   to contractholders, to total fixed charges
   including interest credited to contractholders          1.6        1.7        1.3        1.6        1.6
-----------------------------------------------------------------------------------------------------------
  Earnings, as defined, including interest credited
   to contractholders, to total fixed charges
   including interest credited to contractholders and
   preferred dividend requirements                         1.6        1.7        1.3        1.6        1.6
-----------------------------------------------------------------------------------------------------------

DESCRIPTION OF HARTFORD LIFE
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Hartford Life and its subsidiaries are wholly owned indirect subsidiaries of The Hartford Financial Services Group, Inc. Hartford Life and its subsidiaries provide:

- investment products, including variable annuities, fixed market value adjusted annuities, mutual funds and retirement plan services for the savings and retirement needs of over 1.5 million customers;

- life insurance for wealth protection, accumulation and transfer needs for approximately 740,000 customers;

- group benefits products such as group life and group disability insurance for the benefit of millions of individuals; and

- corporate owned life insurance, which includes life insurance policies purchased by a company on the lives of its employees.

Hartford Life is one of the largest sellers of individual variable annuities, variable life insurance and group disability insurance in the United States. Hartford Life's strong position in each of its core businesses provides an opportunity to increase the sale of Hartford Life's products and services as individuals increasingly save and plan for retirement, protect themselves and their families against disability or death and engage in estate planning.

Hartford Life's principal office is located at 200 Hopmeadow Street, Simsbury, CT 06089.

DESCRIPTION OF THE NOTES
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The following is a general description of the terms of the notes. Hartford Life will provide specific terms of the notes in the applicable prospectus supplement and a pricing supplement to this prospectus. For purposes of this prospectus, "business day" shall have the meaning set forth in the applicable prospectus supplement or the applicable pricing supplement.

The notes of each trust will be issued pursuant to an indenture, between the applicable trust and JPMorgan Chase Bank, as indenture trustee (the "indenture trustee"), which will adopt and incorporate the standard terms for indenture in its entirety. A copy of the form of standard terms for indenture (which includes as an exhibit the form of indenture) is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. With respect to a particular trust, the applicable indenture and the standard terms for indenture are referred to herein as the "indenture." The following summary highlights some of the provisions of the indenture, but it may not contain all of the information that is important to you. The indenture is not restated in its entirety and you are urged to read the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

GENERAL

The indenture does not limit the amount of notes that a trust may issue, provided that a trust may only make a single issuance of notes.

A trust may issue notes at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates.

At the time of sale of notes, at least one nationally recognized statistical rating organization will have rated the notes in one of its generic rating categories which signifies investment grade.

Certain U.S. federal income tax considerations relating to the notes will be described in the applicable prospectus supplement.

COLLATERAL

Under the indenture, the funding agreement issued to and deposited into a trust by Hartford Life in exchange for the proceeds from the offering of such trust's notes will be pledged and collaterally assigned by the trust to the indenture trustee on behalf of the holders of its notes. Each trust's notes will be secured by a perfected security interest in the related "collateral," consisting of:

- the funding agreement held in the trust,

- all proceeds of the funding agreement,

- all books and records pertaining to the funding agreement, and

- all rights of the trust pertaining to the foregoing.

COVENANTS

Under the indenture, the trust will make certain covenants to the indenture trustee for the benefit of the holders of the notes. In addition, the indenture requires the trust to hold funds in trust for payments under the notes, pay to the indenture trustee principal, interest and premium (if any) due on the notes and take all necessary action to protect the collateral. Further, the trust is obligated to deliver to the indenture trustee an annual statement certifying its compliance with the conditions, performance of obligations and adherence to covenants under the indenture. In addition to its other covenants, the trust has agreed that it will not, so long as any of its notes are outstanding, take any of the following actions, except as otherwise permitted by the indenture:

- sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by such trust (now owned or hereafter acquired), including, without limitation, any portion of the collateral,

- engage in any business or activity other than in connection with, or relating to, (1) the performance of the trust agreement, the execution and delivery and performance of the indenture, the license agreement to be entered into by Hartford Fire Insurance Company and the trustee, on behalf of each trust (the "license agreement"), the distribution agreement, the administrative services agreement, the expense and indemnity agreements, the funding agreement and any other documents or instruments entered into by, or with respect to the trust (all such documents and instruments including the trust agreement are referred to herein collectively, the "program documents") relating to any of the trust's notes issued under the indenture and the transactions contemplated thereby; and (2) a single issuance of notes pursuant to the indenture,

- incur or otherwise become liable, directly or indirectly, for any indebtedness or contingent obligation except for its notes pursuant to the indenture,

- (1) permit the validity or effectiveness of the indenture or any grant of a security interest in or an assignment for collateral purposes of the applicable collateral to be impaired, or permit a lien created under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations under any document or agreement assigned to the indenture trustee, except as may be expressly permitted thereby, (2) create, incur or assume any lien or other encumbrance (other than the lien created under the indenture) on any of its properties or assets owned as of the date of the indenture or thereafter acquired, or any interest therein or the proceeds thereof, or (3) permit a lien created under the indenture not to constitute a valid first priority perfected security interest in the applicable collateral,

- amend, modify or fail to comply with any material provision of the trust agreement except as expressly permitted thereunder,

- own any subsidiary or lend or advance any monies to, or make any investment in, any person, except for an investment in a funding agreement,

- directly or indirectly make any distribution or other payment on, or redeem or otherwise acquire or retire for value, the interest of the trust beneficial owner if any amount under the related notes are due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any debt other than the notes, if all amounts due to be paid on the relevant notes issued by it prior to the next scheduled payment under the relevant funding agreement(s) have been paid,

- exercise any rights to foreclose or realize on its security interest in or assignment for collateral purposes of the relevant collateral except at the direction of, or with the prior written approval of, the indenture trustee,

- cause or permit the sale or other transfer of, or the creation, incidence, assumption or existence of any lien on, all or a portion of the interest of trust beneficial owner,

- become required to register as an "investment company" or become under the "control" of an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended,

- enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or other evidence of beneficial ownership of, any other person,

- have any subsidiaries, employees or agents other than the trustee, the administrator or any other persons necessary to conduct its business and enter into transactions contemplated under the program documents,

- have an interest in any bank account other than (1) the accounts required under any of the program documents; and (2) those accounts expressly permitted by the indenture trustee; provided that any interest therein shall be charged or otherwise secured in favor of the indenture trustee on terms acceptable to such indenture trustee,

- take any action that would cause it not to be disregarded or treated as a grantor trust (assuming it were not disregarded) for U.S. federal income tax purposes,

- permit any affiliate, employee or officer of Hartford Life or any underwriter of any notes to be a trustee of it,

- issue notes under the indenture unless (1) it has purchased or will simultaneously purchase a funding agreement from Hartford Life to secure such notes, (2) Hartford Life has affirmed in writing to it that Hartford Life has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the funding agreement by it to the indenture trustee, and (3) it has taken such other steps as may be necessary to cause indenture trustee's security interest in, and assignment for collateral purposes of the funding agreement and other collateral, in favor of the indenture trustee for the benefit of the holders of the notes, to be perfected for purposes of the Uniform Commercial Code or effective against the trust's creditors and subsequent purchasers of the funding agreement and other collateral pursuant to insurance or other applicable law,

- commingle its assets with the assets of any of its affiliates or commingle the assets held in any trust with assets of any other trust, or guarantee any obligation of any of its affiliates (including any trust), or

- maintain any joint account with any person, become a party whether as co-obligor or otherwise, to any agreement to which any person is a party (other than with respect to the program documents), or become liable as a guarantor or otherwise with respect to any indebtedness or contractual obligation of any person.

EVENTS OF DEFAULT

Upon the occurrence of an Event of Default (defined below), a trust's notes may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such notes are non-interest bearing, the amortized face amount of such notes or such other redemption amount as may be specified in the applicable pricing supplement.

The following will be Events of Default under the notes of each trust:

- such trust's failure to pay the principal (other than any installment payment), when due and payable, of any of its notes and continuance of such failure for a period of one business day,

- such trust's failure to pay any interest premium, if applicable, installment payments (if applicable) or any other amounts, when due and payable, on any of its notes and continuance of such failure for a period of five business days,

- any "Event of Default" (as defined in the funding agreement related to such notes) by Hartford Life (subject to any applicable cure periods) shall have occurred under the funding agreement securing such notes,

- such trust's failure to observe or perform in any material respect any covenant contained in the indenture (other than those listed in the first, second and, if applicable, eighth bullet points herein) or the notes for a period of 60 days after the date on which the indenture trustee provides such trust written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the notes of such trust provide the trust and the indenture trustee written notice in the same manner, specifying such failure and requiring such failure to be remedied and stating that it is a "notice of default",

- the indenture ceases to be in full force and effect (other then in accordance with its terms) or is declared null and void, or the indenture trustee fails to have or maintain a validly created and perfected security interest subject to no prior liens or security interests in the collateral required to secure such notes, or any person successfully claims as finally determined by a court of competent jurisdiction that any lien with respect to the collateral is void or that the enforcement of such lien or any other recourse by the indenture trustee is materially limited because of any preference, fraudulent transfer, conveyance or similar law,

- either (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the trust or the relevant collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the applicable jurisdiction, which decree or order is not stayed, or any other similar relief shall be granted under any applicable law, or (2) an involuntary case shall be commenced against the trust or the relevant collateral under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the trust or the relevant collateral, or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the trust or the relevant collateral for all or a substantial part of the trust's property, or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of the trust, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the trust's property and any such event described in this clause (2) shall continue for 60 days unless dismissed, bonded or discharged,

- either (1) the trust shall have an order for relief entered with respect to the trust or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the trust's property, or the trust shall make any assignment for the benefit of creditors, or (2) the trust shall fail or be unable, or the trust admits in writing the trust's inability, to pay the trust's debts as such debts become due, or the trustee shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph, or

- any other Event of Default provided in any prospectus supplement or pricing supplement and applicable notes or the relevant indenture.

When an Event of Default specified in the fourth, fifth or eighth bullet point above shall have occurred and be continuing, the indenture trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding notes of the affected trust may, by written notice to the trust and the indenture trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the notes to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by the trust. This provision, however, is subject to the condition that, at any time after the principal of the notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the notes then outstanding by written notice to the trust and the indenture trustee may rescind and annul such declaration and its consequences with respect solely to such trust, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon. If an Event of Default specified in the first, second, third, sixth or seventh bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the notes will be immediately due and payable without any declaration or other action by the trust, the indenture trustee or the holder of any note.

The Events of Default described above (other than the Event of Default specified in the third bullet point above) are different from the funding agreement defaults described later in this prospectus under the heading "Description of the Funding Agreements." In certain circumstances, an Event of Default may occur and give rise to an acceleration of principal and interest on the notes without there being a corresponding funding agreement default and acceleration of payment obligations under the funding agreement. In such a case, there would be no or limited funds available to pay the accelerated principal and interest under the notes.

See "Risk Factors -- Risk Factors Relating to the Notes -- An event of default under the notes may not constitute an "event of default" under the applicable funding agreement."

APPLICATION OF MONEY COLLECTED UNDER THE INDENTURE

Following an Event of Default and during the continuance thereof, with respect to the notes of a trust, any monies that may then be held or thereafter received by the indenture trustee as security with respect to such notes shall be held in the relevant collection account and shall be applied in the following order, at the dates and manner fixed by the indenture trustee:

FIRST, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee, in an aggregate amount of no more than $250,000 for all notes issued by all trusts under this prospectus and the applicable prospectus supplements, to the extent not paid pursuant to the expense and indemnity agreement between Hartford Life and the indenture trustee;

SECOND, to the payment of the amounts then due and unpaid upon the notes of the trust for principal, premium, if any, and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such trust's notes, and

THIRD, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the trustee in accordance with the trust agreement.

If no Event of Default exists, the payments shall be applied in the following order:

FIRST, to the payment of the amounts then due and unpaid upon the notes for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes, and

SECOND, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the trustee in accordance with the trust agreement as described under "Description of the Trusts -- Application of Money Received by the Trustee on Behalf of a Trust".

Except as expressly set forth in the indenture, none of the indenture trustee, registrar or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the relevant collateral, whether as a result of set-off, banker's lien or otherwise.

CERTAIN RIGHTS OF HOLDERS

The holder(s) of a majority in aggregate principal amount of the notes of a trust at the time outstanding, who provide the indenture trustee with indemnification satisfactory to the indenture trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee by the indenture, in each case solely in respect of such trust's notes including with respect to the collateral; provided, however, that such direction shall not be in conflict with any rule of law or the indenture and the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with such direction.

No holder of the notes shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture or any agreement or instrument included in the collateral for such notes or for the appointment of a receiver or trustee, unless:

- such holder has previously given written notice to the indenture trustee of a continuing Event of Default with respect to such notes,

- the holder(s) of notes representing not less than 25% of the aggregate principal amount of the outstanding notes of such trust shall have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as the indenture trustee,

- such holder(s) have offered to the indenture trustee reasonable indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request,

- the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

- no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holder(s) of notes of a trust representing at least a majority of the aggregate principal amount of the outstanding notes of such trust.

With respect to the above, no holder(s) of notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other holder of any note of a trust or to obtain or to seek to obtain priority or preference over any other holder of any note of such trust to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the notes of such trust. Notwithstanding the foregoing, nothing in the notes or the indenture will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest on such notes, or any other amount payable under such notes or the indenture, when and to the extent such payments become due.

Since Hartford Life is the registrant, purchasers of notes may proceed directly against Hartford Life to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against Hartford Life, with respect to the applicable funding agreement under the United States federal and state securities laws is no different than if Hartford Life had issued the funding agreements directly to such purchasers.

MODIFICATIONS AND AMENDMENTS

  MODIFICATIONS AND AMENDMENTS WITHOUT CONSENT OF HOLDERS

Each trust may enter into a supplemental indenture with the indenture trustee at any time, without the consent of any holder of its notes for the purpose of:

- conveying, transferring, assigning, mortgaging or pledging to the indenture trustee, as security for the notes, any property or assets in addition to the collateral,

- curing any ambiguity or correcting or supplementing any provision contained in the indenture, or the notes or any supplemental indenture, which may be defective or inconsistent with any other provision contained in the indenture, the notes, the relevant supplemental indenture, the funding agreement or any other program documents, which shall not materially adversely affect the interests of any holder of such notes,

- adding to the trust's covenants or those of the indenture trustee for the benefit of the holders of such trust's notes or to surrender any right or power conferred in the indenture on the trust,

- adding any additional Events of Default to the indenture,

- evidencing and providing for the acceptance of appointment by a successor indenture trustee with respect to the notes,

- providing for the issuance of and establishing the forms and terms and conditions of its notes, or

- establishing the form of any certifications required to be furnished pursuant to the terms of the indenture or any notes.

  MODIFICATIONS AND AMENDMENTS WITH CONSENT OF HOLDERS

Each trust and the indenture trustee may enter into one or more supplemental indentures for the purpose of making any amendment or modification to its notes or the indenture or modifying in any manner the rights of any holder of its notes with consent of the holder(s) representing at least a majority in aggregate principal amount of such notes at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each note affected thereby:

- change the stated maturity of the principal of or any installment of interest on any note of such trust,

- reduce the principal amount of or interest on, or any premium payable on any note of such trust,

- change any place of payment where, or the coin or currency in which the principal of premium, if any or interest on, any note of such trust is payable,

- impair or affect the right of any holder of the notes of such trust to institute suit for the enforcement of any payment on or with respect to the notes of such trust,

- reduce the percentage of the aggregate principal amount of the outstanding notes of such trust, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of defaults thereunder and their consequences provided for in the indenture,

- modify any of the provisions of the indenture respecting modifications and amendments, except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note, of such trust,

- modify or alter the provisions of the definition of "Outstanding" in the indenture

- modify or affect in any manner adverse to the interest of any holder of notes of such trust the terms and conditions of the trust's obligations, regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to the notes of such trust, or

- permit the creation of any lien ranking prior to or on a parity with the lien of such indenture with respect to any part of the collateral relating to notes or terminate the lien of such indenture on any property held for the benefit and security of holders of notes of the trust or deprive the holder of any note the security afforded by the applicable collateral.

Each trust will not enter into any supplemental indenture with the indenture trustee (either with or without the consent of the holders of notes) that would cause such trust not to be disregarded or treated as a grantor trust (assuming any such trust were not disregarded) for U.S. federal income tax purposes.

INDENTURE TRUSTEE

Under the indenture, if an Event of Default with respect to the applicable notes has occurred and is continuing, the indenture trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

Except during the continuance of an Event of Default, the indenture provides that the indenture trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the indenture trustee will be read into the indenture.

No provision of the indenture will be construed to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

    - this paragraph does not limit the effect of the immediately preceding paragraph,

    - the indenture trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture unless a "responsible officer" (as defined in the indenture) of the indenture trustee has actual knowledge that such statements or opinions are false, provided that the indenture trustee must examine such certificates and opinions to determine whether they conform to the requirements of the indenture,

    - the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts,

    - the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of notes representing at least a majority of the aggregate principal amount of the notes then outstanding (or if an event of default under the notes has occurred and the holders direct the indenture trustee to take action as described under "-- Certain Rights of Holders" above) relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the indenture, and

    - no provision of the indenture requires the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The indenture trustee may resign at any time by giving not less than 60 days' prior written notice thereof to Hartford Life, the trust and the holders of the related notes. If no successor indenture trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

If at any time:

    - the indenture trustee shall cease to be eligible to serve as indenture trustee under the requirements of the indenture and shall fail to resign after written request by the trust or any applicable holder of notes who has been a bona fide holder of a note for at least six (6) months,

    - the indenture trustee shall become incapable of acting with respect to the notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

    - the indenture trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to notes after written request by the trust or any applicable holder of notes who has been a bona fide holder of a note for at least twelve (12) months, then, the trust (except upon the occurrence and during the continuation of an Event of Default) may petition any court of competent jurisdiction to remove the indenture trustee with respect to the applicable notes and appoint a successor indenture trustee.

In addition to the right of petition given to the resigning indenture trustee and the right of removal given to the trust pursuant to the preceding paragraphs, any holder who has been a bona fide holder of notes for at least twelve (12) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee or the removal of the indenture trustee and the appointment of a successor indenture trustee, as the case may be.

Holders of a majority in aggregate principal amount of the applicable notes at the time outstanding may at any time remove the indenture trustee with respect to such notes and appoint a successor indenture trustee with respect to such notes by delivering to the indenture trustee so removed, to the successor indenture trustee so appointed and to the trust the evidence required for such action by the indenture.

If the indenture trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the indenture trustee for any reason, the trust shall promptly appoint a successor indenture trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor indenture trustee shall be appointed by holders of notes representing a majority of the aggregate principal amount of the outstanding notes of the trust delivered to the trust and the retiring indenture trustee, the successor indenture trustee so appointed shall, upon its acceptance of such appointment, become the successor indenture trustee and supersede the successor indenture trustee appointed by the trust.

The indenture trustee and each successor indenture trustee must be a United States person within the meaning of section 7701(a)(30) of the Code.

MEETINGS OF HOLDERS

A meeting of holders of a trust's notes may be called at any time and from time to time pursuant to the indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of notes.

Unless otherwise provided in a note certificate representing the applicable notes, the indenture trustee may at any time call a meeting of holders of such notes for any purpose specified in the preceding paragraph, to be held at such time and at such place in The City of New York or at such other place as the indenture trustee shall determine. Notice of every meeting of such holders of notes, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

Any resolution passed or decision taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all of the holders of notes, whether or not such holders were present or represented at the meeting.

NONRECOURSE ENFORCEMENT

Notwithstanding anything to the contrary contained in the indenture or the notes, other than as described below, none of Hartford Life, its officers, directors, affiliates, employees or agents, the trust and none of its trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, all of whom are referred to collectively in this prospectus and the accompanying prospectus supplements as the "nonrecourse parties," will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of any notes. If any Event of Default shall occur with respect to any notes, the right of the holder(s) of such notes and the indenture trustee on behalf of such holder(s) in connection with a claim on such notes will be limited solely to a proceeding against the collateral for such notes.

Neither such holder(s) nor the indenture trustee on behalf of such holder(s) will have the right to proceed against the nonrecourse parties or the assets of any other trust to enforce the relevant notes (except that to the extent they exercise their rights, if any, to seize the funding agreement securing the notes held by such holder(s), they may enforce the funding agreement against Hartford Life or for any deficiency judgment remaining after foreclosure of any property included in the collateral. However, this will not in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the notes or otherwise affect or impair the enforceability against the assets of the relevant trust of the collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the notes. The holders of notes are not precluded from foreclosing upon any property included in the collateral.

ENFORCEMENT OF RIGHTS UNDER SECURITIES LAWS

Since Hartford Life is the registrant, purchasers of notes may proceed directly against Hartford Life to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against Hartford Life, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreements directly to such purchasers.

Each trust is a statutory underwriter of the funding agreement it purchases under the Securities Act of 1933, as amended.

MISCELLANEOUS

  NOTICES

All notices regarding notes may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the notes as their names appear in the note register maintained by the registrar or, for book-entry notes, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

  GOVERNING LAW, SUBMISSION TO JURISDICTION

Each indenture and any notes shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreement of the relevant trust or remedies under the indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against a trust or the indenture trustee arising out of or relating to the indenture, any note or any portion of the collateral may be brought in a U.S. federal court located in New York City, the Borough of Manhattan, provided that the pricing supplement for any notes may specify other jurisdictions as to which the trust may consent to the nonexclusive jurisdiction of its courts with respect to such notes.

DESCRIPTION OF THE FUNDING AGREEMENTS
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This section provides a summary of the material terms and conditions of the funding agreements. Specific terms of a funding agreement issued with respect to any notes and the extent to which these general provisions apply to that funding agreement will be provided in a prospectus supplement and, if applicable, in a pricing supplement to this prospectus. This summary is not complete and you should read the detailed provisions of the funding agreement. A copy of the form of funding agreement is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference.

GENERAL

Each funding agreement will be issued by Hartford Life to a trust (and deposited into such trust by Hartford Life) and will be held in such trust as part of the collateral for the benefit of the holders of the notes of such trust. Each funding agreement will represent Hartford Life's unsecured obligation.

The applicable funding agreement will have substantially similar payment terms to the related notes, including the rate of interest, interest payment dates and the stated maturity date. The repayment of principal on such funding agreement will occur at the stated date of maturity of the funding agreement, or, under certain circumstances specified by the terms of the funding agreement, at a date prior to maturity. Amounts received by a trust in respect of interest, principal or premium, if any, on a funding agreement will be applied to all payments due the holders of the related notes and beneficial interests for the related trust (as described in the "Description of the Notes -- Application of Money Collected under the Indenture"). Additional terms of each funding agreement will be described in the related prospectus supplement or any pricing supplement.

The obligation to pay under each funding agreement will be solely Hartford Life's obligation. Hartford Life's obligations under each funding agreement will not be guaranteed by any person, including but not limited to any of its holding companies, subsidiaries or affiliates.

Each funding agreement will represent Hartford Life's general account policyholder obligations. They will fall into a broad category of insurance products commonly referred to as asset accumulation products. As such, the proceeds from the sale of each funding agreement will be invested by Hartford Life in a portfolio of assets designed to meet the contractual obligations under such funding agreement and Hartford Life's other general account liabilities. Hartford Life will earn the spread differential between the cost of its obligations under each funding agreement and the yield on its invested assets. Hartford Life may periodically, consistent with its past practice and subject to all applicable regulatory restrictions on its insurance operations, pay a dividend of a portion of the spread income to Hartford Life and Accident Insurance Company, a wholly-owned subsidiary of Hartford Life, Inc. Hartford Life, Inc. is a direct subsidiary of Hartford Holdings, Inc., a direct subsidiary of The Hartford Financial Services Group, Inc., Hartford Life's ultimate parent company.

Unless otherwise set forth in the applicable pricing supplement, each funding agreement is anticipated to have an issue credit rating of AA- by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. Hartford Life expects to be rated Aa3 by Moody's Investors Service, Inc. ("Moody's"). The rating of the applicable funding agreement by Moody's will be specified in the applicable pricing supplement. The notes of a trust will be issued only in the event that, at the time of issuance of such notes, at least on nationally recognized rating agency would assign an investment grade rating to such notes and the funding agreement securing such notes.

Each trust will grant a security interest in, pledge and collaterally assign the funding agreement relating to the notes issued by such trust to the indenture trustee as collateral to secure such trust's obligations under the notes.

GOVERNING LAW

Each funding agreement will be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflict of law principles.

PRIORITY

Hartford Life is a Connecticut domiciled insurance company and is subject to the insurance laws of the State of Connecticut, including its liquidation, rehabilitation and other delinquency proceeding provisions. Pursuant to
Section 38a-944 of the Connecticut Insurance Code (the "liquidation act"), in the event of a liquidation of Hartford Life, all claims under insurance policies and contracts (Class 3 claims) must be fully satisfied before any claims of other general unsecured creditors of Hartford Life may be paid. Hartford Life has secured a legal opinion from Robinson & Cole LLP, special state insurance counsel to Hartford Life, confirming that a claim under a funding agreement that has been authorized, executed and delivered by Hartford Life, and is its valid, binding and enforceable funding agreement obligation, would be a Class 3 claim under the above cited statute under the law in effect as of the date of the opinion. If a claim under a funding agreement were not accorded a Class 3 priority in an insolvency proceeding of Hartford Life, the funding agreement claim would be accorded the lower priority associated with the claims of Hartford Life's general unsecured obligations.

The scope of the Robinson & Cole LLP opinion regarding a liquidation proceeding with respect to Hartford Life is additionally limited to a Connecticut liquidation proceeding under Connecticut law, and only those claims that are made, and allowed by the liquidator, in accordance with Connecticut law. The opinion of Robinson & Cole LLP recites basic facts in which a funding agreement is to be issued and claims asserted, and those facts are implicitly assumed in connection with the rendering of the opinion. The limitations and qualifications in the opinion are additionally limited to the application of the law of the State of Connecticut and that the opinion is rendered solely as of the date thereof.

CERTAIN TERMS AND CONDITIONS

FUNDING AGREEMENT DEFAULT. Each of the following events will constitute an event of default (a "funding agreement default") under each of the funding agreements:

- Hartford Life is dissolved or a resolution is passed or proceeding instituted for its winding-up, liquidation or similar arrangement (other than pursuant to a consolidation, amalgamation or merger);

- Hartford Life breaches any material obligation, representation or certification contained in the funding agreement, provided that there is no bona fide dispute as to whether such breach has occurred and that such breach continues for fifteen business days following actual notice to Hartford Life of such breach;

- Hartford Life fails to make any required payment (other than a maturity payment), under the funding agreement or any other funding agreement it has issued to a trust and such failure continues for five business days after the due date of such payment; and

- Hartford Life fails to make any payment on the stated maturity date under the funding agreement and such failure continues for one business day after the due date of such payment.

Upon a funding agreement default, the applicable trust may accelerate Hartford Life's obligations under such funding agreement by providing Hartford Life with two business days' prior written notice, PROVIDED, HOWEVER, such obligations are immediately accelerated, with no required notice, if the default results from the dissolution, winding up or liquidation of Hartford Life. Without limiting the foregoing, in no event shall a rehabilitation with respect to Hartford Life or the institution of a proceeding for a rehabilitation with respect to Hartford Life constitute an event of default under the funding agreement. See "Risk Factors -- An event of default under the notes may not constitute an "event of default" under the applicable funding agreement."

SURVIVOR'S OPTION

Unless a funding agreement has been declared due and payable prior to its stated maturity date by reason of any event of default thereunder, or has been previously redeemed or otherwise repaid, a trust may request repayment of such funding agreement upon the valid exercise of the survivor's option in the related notes by the authorized representative of the deceased beneficial owner of such notes. If a survivor's option is specified in your notes it will be more fully described in the prospectus supplement relating to your notes.

RESTRICTIONS ON TRANSFER

Each funding agreement will provide that it and the accumulation fund established for bookkeeping purposes thereunder may be sold, assigned, discounted, or pledged as collateral for the purposes contemplated by the various documents and agreements covering the issuance of notes, as described in this prospectus. Hartford Life's consent is not required for such a sale, assignment, discount or pledge.

Under the trust agreement, the trust will not be able to transfer or hypothecate the applicable funding agreement except in connection with the collateral assignment of and the granting of the security interest in, the funding agreement in favor of the indenture trustee.

AGREED TAX TREATMENT

Each funding agreement will provide that the applicable trust and Hartford Life each agree to disregard such funding agreement for United States federal, state and local income and franchise tax purposes or, to the extent it cannot be disregarded, to treat the funding agreement as debt of Hartford Life for such purposes.

WITHHOLDING TAX, PAYMENT OF ADDITIONAL AMOUNTS AND TAX REDEMPTION

All amounts due in respect of the funding agreements will be made free and clear of any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority having the power to tax, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable prospectus supplement or any pricing supplement, Hartford Life will not pay any additional amounts to the applicable trust in respect of any such withholding or deduction and each holder of a related note will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder's interest in the notes as equitably determined by the applicable trust. Any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the affected funding agreement or the related notes. If Hartford Life is required or, based on an opinion of independent legal counsel selected by Hartford Life, more than an insubstantial risk exists that Hartford Life will be required to pay additional amounts pursuant to the applicable prospectus supplement or any pricing supplement in respect of such withholding or deduction, Hartford Life will have the right to redeem the affected funding agreement (if so specified in the funding agreement and the applicable prospectus supplement or any pricing supplement) and, if Hartford Life elects to redeem the affected funding agreement, the applicable trust will redeem the related notes as provided in the indenture. Hartford Life may redeem such funding agreement by giving not less than 45 and no more than 75 days prior written notice to the applicable trust and by paying to the applicable trust the outstanding principal of, and accrued but unpaid interest on, the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement.

EARLY REDEMPTION FOR TAX EVENT

Each funding agreement will provide that upon the occurrence of a tax event (as described below), Hartford Life may redeem such funding agreement by giving not less than 45 and no more than 75 days prior written notice to the applicable trust and by paying to such trust the outstanding principal of and accrued but unpaid interest on the relevant funding agreement or such other amount as is specified in the applicable prospectus supplement or pricing supplement. If Hartford Life elects to redeem a funding agreement, the applicable trust will redeem the related notes secured by such funding agreement as provided in the indenture. The term "tax event" means that Hartford Life shall have received an opinion of independent legal counsel stating in effect that as a result of
(a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the date the applicable funding agreement is entered into, there is more than an insubstantial risk that
(i) the applicable trust is, or will be within 90 days of the date thereof, subject to U.S. federal income tax with respect to interest accrued or received on the relevant funding agreement or (ii) the applicable trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.

ERISA CONSIDERATIONS
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The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, "ERISA plans"), and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan's investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan's particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan.

Under U.S. Department of Labor regulations at 29 C.F.R. Section 2510.3-101, as in effect from time to time (the "plan asset regulations"), the assets of a trust may be deemed to be "plan assets" of an ERISA plan or a "plan" such as an individual retirement account or a Keogh plan (as defined in Section 4975(e)(1) of the Code, other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code) (together with ERISA plans, "plans") for purposes of ERISA and Section 4975 of the Code if a plan or a person investing "plan assets" of a plan acquires an equity interest in such trust and none of the exceptions contained in the plan asset regulations are applicable. An equity interest is defined under the plan asset regulations as an interest other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. There is very little pertinent authority on the issue of what constitutes an equity interest for purposes of the plan asset regulations. Accordingly, whether the notes would be treated as debt or equity for purposes of the plan asset regulations is unclear. Since, however, the holders of notes will have recourse only to the relevant collateral that secures such notes, if the notes were treated as equity interests, the related funding agreement would be treated as assets of any plan holding a note.

Even if the notes were treated as equity interests for purposes of the plan asset regulations, because (a) the relevant trust expects that the funding agreement will be treated as debt, rather than equity, for U.S. federal tax purposes and (b) the funding agreement should not be deemed to have any "substantial equity features," none of the assets underlying the funding agreement should be treated as "plan assets" for purposes of the plan asset regulations. Those conclusions are based, in part, upon the traditional debt features of the funding agreement, including the reasonable expectation of purchasers of the notes that the payments due under the funding agreement will be paid when due, as well as the absence of conversion rights, warrants and other typical equity features.

Moreover, since the trustee has no discretionary authority with respect to the funding agreement, even if the funding agreement is treated as assets of a plan holding a note, the trustee should not be treated as having acted in a fiduciary capacity with respect to the funding agreement and the treatment of the funding agreement as plan assets should not, absent other factors that do not appear to be present, give rise to a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code.

Therefore, subject to the considerations described herein, the notes are eligible for purchase by plans, any entity whose underlying assets include "plan assets" by reason of any plan's investment in the entity ("plan asset entity") and any person investing "plan assets" of any plan.

Section 406 of ERISA and Section 4975 of the Code also prohibit plans from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such plans (together, "parties in interest"), unless a statutory or administrative exemption is available. For example, if either Hartford Life or a trust is a party in interest with respect to a plan (either directly or by reason of its ownership of its subsidiaries), the purchase of the notes by or on behalf of the plan would likely be a prohibited transaction under
Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available.

The U.S. Department of Labor ("DOL") has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a plan. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1

(for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). There can be no assurances that any of these class exemptions or any other exemptions will be available with respect to any particular transaction involving the notes. In addition, a purchaser of the notes should be aware that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

Accordingly, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan, unless the purchase and holding of the notes is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other prohibited transaction exemption issued by the DOL. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and is not purchasing the notes (and if the trust's underlying assets are treated as "plan assets," its indirect purchase and holding of the collateral securing the notes) on behalf of or with "plan assets" of any plan or other plan asset entity; or its purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases through and including the date on which the purchaser disposes of the notes.

Moreover, the notes may not be purchased or held by any plan, any plan asset entity or any person investing "plan assets" of any plan if the trust or any of its affiliates (a) has investment or administrative discretion with respect to the assets of the plan used to effect such purchase; (b) has authority or responsibility to give, or regularly give, investment advice with respect to such assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets, and (2) will be based on the particular investment needs of such plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, are an employer maintaining or contributing to such plan.

Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court's decision in JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company's general account are treated as assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the U.S. Department of Labor in January 2000.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of or with "plan assets" of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as
Section 503 of the Code. No view is expressed as to whether an investment in the notes (and any continued holding of the notes), or the operation and administration of the trust, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things either (a) it is not a government plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the notes is not in violation of the laws applicable to any such governmental plan or church plan, and that such representations shall be deemed to be made each day from the date on which the purchaser purchases, through and including the date on which the purchaser disposes of the notes. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.

The sale of any notes to a plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

Notwithstanding the above, with regard to a particular trust, the sale of notes to plans, or a person utilizing the plan assets of plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement will disclose the prohibition or such additional conditions.

THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN'S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION
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The Notes will be sold to the Agents as principal in accordance with the terms of the standard terms of distribution agreement which will be incorporated by reference into each distribution agreement. A copy of the standard terms of distribution agreement (which includes as an exhibit the form of distribution agreement) has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated into this prospectus by reference and executed copies of each distribution agreement may be inspected during normal business hours at the principal executive office of the trust c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

The means by which a particular offering will be made, including the names of the applicable Agent(s), the purchase price of the notes, the proceeds of the offering, any underwriter's discounts or commissions, will be described in the accompanying prospectus supplement or pricing supplement related to your notes. Notes may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the obligations of the underwriters to purchase notes will be subject to certain conditions precedent, and the underwriters must purchase all of such notes if they buy any of them. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealer from time to time. In all such cases, a single trust may only issue notes of a trust on the initial date of sale of such notes. No additional notes may thereafter be issued by such trust.

Any underwriters, dealers or agents participating in the distribution of notes will be "underwriters," with respect to the notes being distributed by them and the funding agreements being purchased by the trust, and any discounts or commissions received by them on the sale or resale of notes may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Agents and underwriters may be entitled under agreements entered into with the trust and Hartford Life to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of such liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, a trust or Hartford Life or a trust's respective subsidiaries or affiliates in the ordinary course of business.

Hartford Life is a statutory issuer of notes under the Securities Act.

Each trust is a statutory underwriter of the funding agreement it purchases under the Securities Act of 1933, as amended.

If so indicated in the applicable prospectus supplement or pricing supplement, a trust will authorize agents and underwriters to solicit offers by certain institutions to purchase its notes at the public offering price set forth in the prospectus supplement or pricing supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement or pricing supplement. These delayed delivery contracts will be subject only to those conditions described in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will describe the commissions payable for the solicitation.

LEGAL MATTERS
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Certain matters regarding the notes and their offering will be passed upon:

- for Hartford Life by Christine H. Repasy, General Counsel of Hartford Life;

- for Hartford Life by Robinson & Cole LLP (as to Connecticut insurance law);

- for the trusts and the trustee by Richards, Layton & Finger, P.A. (as to Delaware law); and

- for the Agents (as to New York law and any U.S. federal securities law) and for Hartford Life (as to certain tax matters) by Sidley Austin Brown & Wood LLP (Sidley Austin Brown & Wood LLP provides legal services to Hartford Life, The Hartford Financial Services Group, Inc. and its subsidiaries from time to time).

Opinions issued in connection with future offerings may be issued by counsel other than those listed above. The name of such counsel other than those listed above will be included in the applicable pricing supplement.

EXPERTS
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The consolidated financial statements and related financial statement schedules incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report dated February 25, 2004 except for Note 14, as to which the date is May 27, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for (a) goodwill and indefinite-lived intangible assets in 2002, (b) derivative instruments and hedging activities in 2001, and (c) the recognition of interest income and impairment on purchased and retained beneficial interest in securitized financial assets in
2001), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003 which is incorporated by reference herein, Deloitte & Touche LLP, independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                 $2,000,000,000

                        HARTFORD LIFE INSURANCE COMPANY
                                   DEPOSITOR

                         HARTFORD LIFE INCOMENOTES-SM-

                                 ISSUED THROUGH

                      HARTFORD LIFE GLOBAL FUNDING TRUSTS

                             PROSPECTUS SUPPLEMENT

                                PURCHASING AGENT

                            BEAR, STEARNS & CO. INC.

                                     AGENTS

                           A.G. EDWARDS & SONS, INC.
                                   CITIGROUP
                                      HSBC
                                    JPMORGAN
                              MERRILL LYNCH & CO.
                                 MORGAN STANLEY
                           SCOTT & STRINGFELLOW, INC.
                          UBS FINANCIAL SERVICES, INC.
                              WACHOVIA SECURITIES

                               SEPTEMBER 7, 2004

With regard to any series of notes, until 40 days following the issuance of such notes, all dealers that effect transactions in those notes, whether or not participating in such offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to any unsold allotments or subscriptions.